Filed Pursuant to Rule 424(b)(2)
Registration No. 333-206891

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee
3.850% Notes due 2027	$500,000,000	99.384%	$496,920,000	$61,866.54(1)

(1)	Calculated in accordance with Rule 457(o) and Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT (To Prospectus dated September 11, 2015)	Dated November 9, 2017

CNH INDUSTRIAL N.V.

$500,000,000 3.850% Notes due 2027

We are offering $500,000,000 of our 3.850% Notes due 2027 (the “notes”). Interest on the notes will be payable semi-annually in arrears in cash on May 15 and November 15 of each year, commencing on May 15, 2018. The notes will bear interest at a rate of 3.850% per annum. The notes will mature on November 15, 2027.

We may redeem the notes, at our option, in whole at any time or in part from time to time prior to August 15, 2027 (the date that is 90 days prior to the maturity of the notes) (the “Par Call Date”), at a redemption price equal to the greater of (i) 101% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal, premium and interest (excluding accrued but unpaid interest to the redemption date) on the notes to be redeemed to the Par Call Date (as if the notes matured on the Par Call Date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Applicable Treasury Rate plus 25 basis points, plus in each case unpaid interest, if any, accrued to, but excluding, such redemption date. In addition, we may redeem the notes, at our option, in whole at any time or in part from time to time on or after the Par Call Date, at a redemption price equal to the principal amount of the notes to be redeemed, plus in each case unpaid interest, if any, accrued to, but excluding, such redemption date. Holders may require us to repurchase the notes upon a change of control triggering event. There is no sinking fund for the notes. The notes will rank equally in right of payment with our existing and future unsubordinated unsecured indebtedness and senior in right of payment to any of our existing or future indebtedness which is by its terms subordinated in right of payment to the notes. The notes will effectively rank junior to any existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. The notes are not guaranteed by any of our subsidiaries and, therefore, will also effectively rank junior to all obligations of our current and future subsidiaries to the extent of the assets of such subsidiaries.

The notes are a new issue of securities with no established trading market. We will apply to list the notes on the New York Stock Exchange.

Investing in the notes involves certain risks. See “Risk Factors” beginning on page S-15 of this prospectus supplement and page 1 of the accompanying prospectus, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to purchase the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price (1)	99.384%	$496,920,000
Underwriting discount	0.650%	$3,250,000
Proceeds, before expenses, to us (1)	98.734%	$493,670,000

(1) Plus accrued interest from November 14, 2017, if settlement occurs after that date.

Delivery of the notes in book-entry form will be made through The Depository Trust Company on or about November 14, 2017.

Joint Bookrunning Managers

BofA Merrill Lynch	J.P. Morgan	Wells Fargo Securities

BBVA	Natixis

Prospectus Supplement

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of our offering of the notes. The second part is the accompanying prospectus, which forms a part of the registration statement and provides more general information, some of which may not be applicable to this offering. This prospectus supplement and the accompanying prospectus include important information about us, the notes and other information you should know before investing in the notes. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You will find additional information about us in the registration statement. Any statements made in this prospectus supplement or the accompanying prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Securities and Exchange Commission (the “SEC”) for a more complete understanding of the document or matter. Before investing in the notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any term sheet we authorize that supplements this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with different information or make any representations other than those contained or incorporated by reference in this prospectus supplement. If anyone other than us provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since the date on the front of those documents.

Unless otherwise indicated or the context otherwise requires, as used in this prospectus supplement, (1) the terms “the Company,” “CNH Industrial,” “we,” “us” and “our” refer to CNH Industrial N.V. together with its consolidated subsidiaries, (2) the term “CNH Industrial N.V.” refers to CNH Industrial N.V. (excluding its consolidated subsidiaries), (3) the term “Fiat Industrial” refers to, prior to its merger with and into CNH Industrial N.V. completed on September 29, 2013, Fiat Industrial S.p.A., and (4) the term “CNH Global” refers to, prior to its merger with and into CNH Industrial N.V. completed on September 29, 2013, CNH Global N.V.

Certain financial information in this prospectus supplement has been presented by geographic region (NAFTA, EMEA, LATAM and APAC). See “Presentation of Financial and Certain Other Information” in our annual report on Form 20-F for the year ended December 31, 2016, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and “Prospectus Supplement Summary—Our Business” for additional information on these geographic designations.

WHERE YOU CAN FIND MORE INFORMATION

CNH Industrial N.V. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and files reports, including annual reports on Form 20-F, and furnishes reports on Form 6-K and other information with or to the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. You may read and copy any document CNH Industrial N.V. files at the SEC’s Public Reference Room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

CNH Industrial N.V. has filed with the SEC a registration statement on Form F-3 relating to the securities. This prospectus supplement and the accompanying prospectus are a part of the registration statement and do not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s internet site referred to above.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact contained in this prospectus supplement, including statements regarding our: competitive strengths; business strategy; future financial position or operating results; budgets; projections with respect to revenue, income, earnings (or loss) per share, capital expenditures, dividends, capital structure or other financial items; costs; and plans and objectives of management regarding operations and products, are forward-looking statements. These statements may include terminology such as “may,” “will,” “expect,” “could,” “should,” “intend,” “estimate,” “anticipate,” “believe,” “outlook,” “continue,” “remain,” “on track,” “design,” “target,” “objective,” “goal,” “forecast,” “projection,” “prospects,” “plan,” or similar terminology. Forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict. If any of these risks and uncertainties materialize or other assumptions underlying any of the forward-looking statements prove to be incorrect the actual results or developments may differ materially from any future results or developments expressed or implied by the forward-looking statements.

Factors, risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others: the many interrelated factors that affect consumer confidence and worldwide demand for capital goods and capital goods-related products; general economic conditions in each of our markets; changes in government policies regarding banking, monetary and fiscal policies; legislation, particularly relating to capital goods-related issues such as agriculture, the environment, debt relief and subsidy program policies, trade and commerce and infrastructure development; government policies on international trade and investment, including sanctions, import quotas, capital controls and tariffs; actions of competitors in the various industries in which we compete; development and use of new technologies and technological difficulties; the interpretation of, or adoption of new, compliance requirements with respect to engine emissions, safety or other aspects of our products; production difficulties, including capacity and supply constraints and excess inventory levels; labor relations; interest rates and currency exchange rates; inflation and deflation; energy prices; prices for agricultural commodities; housing starts and other construction activity; our ability to obtain financing or to refinance existing debt; a decline in the price of used vehicles; the resolution of pending litigation and investigations on a wide range of topics, including dealer and supplier litigation, private litigation in various jurisdictions following the EU antitrust settlement announced on July 19, 2016, intellectual property rights disputes, product warranty and defective product claims, and emissions and/or fuel economy regulatory and contractual issues; our pension plans and other postemployment obligations; political and civil unrest; volatility and deterioration of capital and financial markets, including further deterioration of the Eurozone sovereign debt crisis, possible effects of Brexit, terror attacks in Europe and elsewhere, and other similar risks and uncertainties and our success in managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date on which such statements are made.

Forward-looking statements are based upon assumptions, which are sometimes based upon estimates and data received from third parties. Such estimates and data are often revised. Our actual results could differ materially from those anticipated in such forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update or revise publicly our forward-looking statements.

You should not put undue reliance on any forward-looking statements. When considering forward-looking statements, please review the risk factors identified in this prospectus supplement under “Risk Factors,” as well as the section entitled “Risk Factors” included in our most recent annual report on Form 20-F, our subsequently filed reports on Form 6-K and any other prospectus supplement we may file from time to time with the SEC with respect to this offering. Except as required by applicable securities laws, we do not intend to update these forward-looking statements and information.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all the information that may be important to you or that you may wish to consider before making an investment decision. You should read carefully the entire prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and accompanying prospectus and the other documents to which we refer for a more complete understanding of our business and the terms of this offering, as well as the tax and other considerations that are important to you in making your investment decision. Please read “Risk Factors” beginning on page S-12 of this prospectus supplement, page 1 of the accompanying prospectus and the information incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to purchase the notes.

Our Business

We are a leading global capital goods company engaged in the design, production, marketing, sale and financing of agricultural and construction equipment, trucks, commercial vehicles, buses and specialty vehicles for firefighting, defense and other uses, as well as engines, transmissions and axles for those vehicles and engines for marine and power generation applications. We have industrial and financial services companies located in 45 countries and a commercial presence in approximately 180 countries around the world.

We have five operating segments:

Agricultural Equipment designs, manufactures and distributes a full line of farm machinery and implements, including two-wheel and four-wheel drive tractors, crawler tractors (Quadtrac®), combines, cotton pickers, grape and sugar cane harvesters, hay and forage equipment, planting and seeding equipment, soil preparation and cultivation implements and material handling equipment. Agricultural equipment is sold under the New Holland Agriculture and Case IH Agriculture brands, as well as the Steyr brand in Europe. Following our acquisition of substantially all of the assets of Miller-St. Nazianz, Inc. (“Miller”) in November 2014, certain agricultural equipment products are also sold under the Miller brand, primarily in North America. Subsequent to our acquisition of the grass and soil implement business of Kongskilde Industries in February 2017, certain agricultural equipment products have been sold under the Kongskilde, Överum, and JF brands.

Although newer generation tractors have a high percentage of common mechanical components, each brand and product remains differentiated by features, color, interior and exterior styling and model designation. Flagship products such as row crop tractors and large combine harvesters may have significantly greater differentiation.

Distinctive features that are specific to a particular brand such as the Supersteer® tractor axle or Twin Rotor combine threshing technology for New Holland, the Case IH tracked four wheel drive tractor, Quadtrac®, and the front axle mounted hitch for Steyr remain an important part of each brand’s unique identity.

Our Agricultural Equipment’s product lines include tractors, combine harvesters, hay and forage equipment, seeding and planting equipment, and sprayers. Our Agricultural Equipment business also specializes in other key market segments like cotton picker packagers and sugar cane harvesters, where Case IH is a worldwide leader, and in self-propelled grape harvesters, where New Holland is a worldwide leader. These brands each offer parts and support services for all of their product lines. Our agricultural equipment is sold with a limited warranty that typically runs from one (1) to three (3) years.

Construction Equipment designs, manufactures and distributes a full line of construction equipment including excavators, crawler dozers, graders, wheel loaders, backhoe loaders, skid steer loaders, compact track loaders and telehandlers. Construction equipment is sold under the New Holland Construction and Case Construction Equipment brands.

Construction Equipment products often share common components to achieve economies of scale in manufacturing, purchasing and development. Construction Equipment differentiates these products based on the relative product value and volume in areas such as technology, design concept, productivity, product serviceability, color and styling to preserve the unique identity of each brand.

Heavy construction equipment product lines include crawler and wheeled excavators, wheel loaders, compactors, graders and dozers for all applications. Light construction equipment product lines include backhoe loaders, skid steer and tracked loaders, mini and midi excavators, compact wheel loaders and telehandlers. The brands each offer parts and support services for all of their product lines. Our construction equipment is generally sold with a limited warranty that typically runs from one (1) to two (2) years.

Commercial Vehicles designs, manufactures and distributes a full range of light, medium and heavy vehicles for the transportation and distribution of goods, under the Iveco brand, commuter buses and touring coaches under the Iveco Bus (previously Iveco Irisbus) and Heuliez Bus brands, quarry and mining equipment under the Iveco Astra brand, firefighting vehicles under the Magirus brand and vehicles for civil defense and peace-keeping missions under the Iveco Defence Vehicles brand.

Light vehicles include on-road vans and chassis cabs used for short and medium distance transportation and distribution of goods, and off-road trucks for use in quarries and other work sites. We also offer shuttle vehicles used by public transportation authorities, tourist operators, hotels and sports clubs and campers for holiday travel.

The medium and heavy vehicles product lines include on-road chassis cabs designed for medium and long distance hauling and distribution. Medium GVW off-road models are typically used for building roads, winter road maintenance, construction, transportation, maintenance of power lines and other installations in off-road areas, civil protection and roadside emergency service. Heavy GVW off-road models are designed to operate in any climate and on any terrain and are typically used to transport construction plant and materials, transport and mix concrete, maintain roads in winter and transport exceptionally heavy loads.

We offer ecological diesel and natural gas engines on our entire range of vehicles, developing engines with specific components and configurations optimized for use with compressed natural gas and liquefied natural gas.

Powertrain designs, manufactures and offers a range of propulsion and transmission systems and axles for on- and off-road applications, as well as engines for marine application and power generation under the FPT Industrial brand.

Our product range features engines ranging from 2.2 to 20 liters with an output of 42 to 1,006 hp. Our product portfolio includes engines for buses and for light, medium and heavy commercial vehicles, engines for industrial machinery including construction, agricultural and irrigation equipment, engines for special-purpose vehicles and engines for power generation units and marine applications. The range is completed by engine versions that use alternative fuels, including those running on natural gas and engines compatible with biodiesel and hydrotreated vegetable oil (HVO).

While meeting the strict emission regulations for both on-road (Euro VI and EPA 13) and off-road vehicles (Stage IV and Tier 4B), Powertrain’s technological solutions aim to provide enhanced results in terms of cost, packaging and fuel consumption for each segment of the market. For example, depending on customer needs, for light-duty commercial vehicles, Powertrain offers an external cooled exhaust gas recirculation system coupled with two tailpipe after-treatment solutions; diesel particulate filter and NOx storage catalyst (NSC), for customers that are looking to a maximized vehicle payload or diesel particulate filter and a selective catalyst reduction (SCR) system to reduce the total cost of ownership. For heavy-duty commercial applications, Powertrain has developed a high efficiency selective catalyst reduction system (HI-eSCR), that processes exhaust gases using a catalyzing liquid, lowering operating and maintenance costs. This unique SCR-only solution is designed to meet required emissions levels without the cost and bulk of an exhaust gas recirculation valve, and, in particular, for the off-road market, this solution does not require a diesel particulate filter.

Financial Services offers a range of financial services to dealers and customers. Financial Services provides and administers retail financing to customers for the purchase or lease of new and used industrial equipment or vehicles and other equipment sold by CNH Industrial dealers. In addition, Financial Services provides wholesale financing to CNH Industrial dealers. Wholesale financing consists primarily of floor plan financing and allows the dealers to purchase and maintain a representative inventory of products.

Net revenues by segment in the nine months ended September 30, 2017 and 2016 and the years ended December 31, 2016, 2015 and 2014 were as follows:

	Nine Months Ended September 30,		Year Ended
	2017	2016	2016	2015	2014
	(in millions)
Revenues:
Agricultural Equipment	$7,890	$7,291	$10,120	$11,025	$15,204
Construction Equipment	1,841	1,726	2,304	2,542	3,346
Commercial Vehicles	7,203	6,754	9,553	9,542	10,888
Powertrain	3,213	2,755	3,707	3,560	4,464
Eliminations and other	(1,777)	(1,539)	(2,015)	(1,992)	(2,704)

Total Net sales of Industrial Activities	18,370	16,987	23,669	24,677	31,198

Financial Services	1,205	1,173	1,570	1,603	1,828
Eliminations and other	(316)	(286)	(367)	(368)	(471)

Total Revenues	$19,259	$17,874	$24,872	$25,912	$32,555

Our geographic regions are: (1) NAFTA; (2) EMEA; (3) LATAM; and (4) APAC. These geographic designations have the following meanings:

•	NAFTA—United States, Canada and Mexico;

•	EMEA—member countries of the European Union, member countries of the European Free Trade Association, Ukraine, Balkans, African continent and the Middle East (excluding Turkey);

•	LATAM—Central and South America, and the Caribbean Islands; and

•	APAC—Continental Asia (including Turkey and Russia), Oceania and member countries of the Commonwealth of Independent States (excluding Ukraine).

Net revenues by region in the three months ended September 30, 2017 and the years ended December 31, 2016, 2015 and 2014 were as follows:

	Three months ended September 30,		Year Ended
	2017		2016		2015		2014
			(in millions)	(%)	(in millions)	(%)	(in millions)	(%)
Revenues:
EMEA	$3,366	53.2%	$13,320	53.5%	$13,122	50.7%	$14,762	45.4%
NAFTA	1,224	19.3	5,895	23.7	6,869	26.5	9,190	28.2
LATAM	757	12.0	2,558	10.3	2,882	11.1	4,955	15.2
APAC	984	15.5	3,099	12.5	3,039	11.7	3,648	11.2

Total Revenues	$6,331	100.0	$24,872	100.0	$25,912	100.0	$32,555	100.0

Corporate Structure

CNH Industrial N.V. is the company formed by the merger, completed on September 29, 2013, of Fiat Industrial and CNH Global with and into CNH Industrial N.V. (the “Merger”). CNH Industrial N.V. is incorporated in, and under the laws of, the Netherlands. A primary objective of the Merger was to simplify the capital structure of Fiat Industrial (CNH Industrial N.V. subsequent to the Merger) by creating a single class of liquid stock listed on the New York Stock Exchange (“NYSE”) and on the Mercato Telematico Azionario, organized and managed by Borsa Italiana S.p.A.

The following chart sets forth information relating to outstanding debt securities issued by certain subsidiaries of CNH Industrial N.V. that are guaranteed by CNH Industrial N.V.:

CNH Industrial Finance Europe S.A. issued €650 million in principal amount of 1.750% Notes due 2025 in September 2017 and €500 million 1.375% Notes due 2022 in May 2017. In addition, CNH Industrial Finance Europe S.A. repurchased €347 million of its outstanding €1.2 billion 6.250% Notes due 2018, and €453 million of its outstanding €1.0 billion 2.750% Notes due 2019. In addition to the debt referenced in the chart above, CNH Industrial Capital LLC, our captive finance subsidiary in the United States, had $3.7 billion of unsecured debt securities outstanding at September 30, 2017, with maturity ranging from 2018 to 2022, which are not guaranteed by CNH Industrial N.V. On October 31, 2017, the Company announced the early redemption of all of the outstanding $600 million in principal amount of CNH Industrial Capital LLC 3.875% Notes due 2018.

Corporate Information

Our principal office is located at 25 St. James’s Street, London, England, United Kingdom (telephone number: +44-207-7660-346).

The Offering

Issuer of the Notes Offered	CNH Industrial N.V.

Notes Offered	$500,000,000 aggregate principal amount of 3.850% notes due 2027.

Maturity Date	November 15, 2027.

Interest	The notes will bear interest at a rate of 3.850% per annum.

Interest Payment Dates	May 15 and November 15 of each year, commencing on May 15, 2018.

Denominations	Each note will have a minimum denomination of $2,000 and will be offered only in integral multiples of $1,000 in excess thereof.

Ranking

The notes will be senior unsecured obligations of CNH Industrial N.V. and will rank:

•    equally in right of payment with any of CNH Industrial N.V.’s existing and future unsubordinated unsecured debt;

•    effectively junior in right of payment to any of CNH Industrial N.V.’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•    senior in right of payment to any of CNH Industrial N.V.’s existing or future indebtedness which by its terms is subordinated in right of payment to the notes , if any.

As of September 30, 2017, CNH Industrial N.V. had no secured debt outstanding.

Because CNH Industrial N.V. is primarily a holding company and most of the operations of CNH Industrial are conducted through subsidiaries, the notes effectively rank junior to the liabilities of such subsidiaries to the extent of the assets of such subsidiaries.

Of CNH Industrial’s total indebtedness at September 30, 2017, totaling approximately $25.5 billion, approximately $18.9 billion of external indebtedness related to financial services subsidiaries. Of the remaining indebtedness:

•    CNH Industrial and its treasury subsidiaries had an aggregate of approximately $5.8 billion of unsecured industrial indebtedness outstanding, including certain bank debt and global medium-term notes incurred or issued by treasury subsidiaries and guaranteed by CNH Industrial N.V., all of which effectively rank on parity with the notes; and

•    industrial subsidiaries had approximately $0.8 billion of external indebtedness outstanding, which effectively ranks senior to the notes to the extent of the assets of such subsidiaries.

Make-Whole Redemption

We may redeem the notes, at our option, in whole at any time or in part from time to time prior to August 15, 2027 (the date that is 90 days prior to the maturity of the notes) (the “Par Call Date”), at a redemption price equal to the greater of (i) 101% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal, premium and interest (excluding accrued but unpaid interest, if any, to the redemption date) on the notes to be redeemed to the Par Call Date (as if the notes matured on the Par Call Date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Applicable Treasury Rate plus 25 basis points, plus in each case unpaid interest, if any, accrued to, but excluding, such redemption date.

Par Call

We may redeem the notes, at our option, in whole at any time or in part from time to time on or after the Par Call Date, at a redemption price equal to the principal amount of the notes to be redeemed, plus in each case unpaid interest, if any, accrued to, but excluding, such redemption date.

Change of Control Triggering Event

Upon a Change of Control Triggering Event (as defined in “Description of the Notes—Certain Definitions”), if we do not redeem the notes, each holder of notes will be entitled to require us to purchase all or a portion of its notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of repurchase. Our ability to purchase the notes upon a Change of Control

Triggering Event will be limited by the terms of our other debt agreements. We cannot assure you that we will have the financial resources to purchase the notes in such circumstances. See “Description of the Notes—Repurchase at the Option of Holders Upon a Change of Control Triggering Event.”

Additional Amounts; Redemption Upon a Tax Event

All payments in respect of the notes made by us will be made without withholding or deduction for any taxes or other governmental charges, except to the extent required by law. If withholding or deduction is required by law, subject to certain exceptions, we will pay additional amounts so that the net amount payable by us after such withholding or deduction (including withholding or deduction from such additional amounts) is no less than what would have been payable in the absence of such withholding or deduction. See “Description of the Notes—Payment of Additional Amounts.”

If certain changes in the law of any relevant tax jurisdiction become effective that would impose withholding taxes or other deductions on the payments on the notes and, as a result, we would be required to pay additional amounts with respect to such withholding taxes or other deductions, we may redeem the notes in whole, but not in part, at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of redemption. See “Description of the Notes—Redemption Upon a Tax Event”.

Indenture

The notes will be issued under an indenture, dated as of August 18, 2016, with U.S. Bank National Association, as trustee, and an officers’ certificate pursuant thereto dated on or about the settlement date of the notes.

Certain Covenants

The indenture governing the notes and the officers’ certificate pursuant thereto limit, among other things:

•   CNH Industrial N.V.’s ability to consolidate or merge or to convey, transfer or lease all or substantially all of its properties and assets; and

•   CNH Industrial N.V.’s ability to create liens upon its assets.

These covenants are subject to important exceptions and limitations. For more information, see “Description of the Notes” in this prospectus supplement.

Governing Law	The indenture is, and the notes will be, governed by the laws of the State of New York.

Listing

We will apply to list the notes on the New York Stock Exchange. See “Description of the Notes—Listing.” If we are unable to obtain or maintain such listing on the New York Stock Exchange, we may list the notes on another “recognised stock exchange,” as defined in Section 1005 of the Income Tax Act 2007 of the United Kingdom, in our sole discretion.

Use of Proceeds	We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Risk Factors

Investing in the notes involves substantial risk. We urge you to read and consider carefully the section entitled “Risk Factors” in this prospectus supplement, along with the risks that are discussed in our annual report on Form 20-F for the year ended December 31, 2016, which is incorporated by reference in this prospectus supplement, together with all of the other information included or incorporated by reference in this prospectus supplement, before deciding whether to invest in the notes.

Tax Consequences

For a discussion of the material U.S. federal income tax consequences and certain Netherlands and U.K. tax consequences of an investment in the notes, see “Material Tax Considerations.” You should consult your own tax advisor to determine the U.S. federal, state, local and other tax consequences of an investment in the notes.

SUMMARY FINANCIAL DATA AND RATIO OF EARNINGS TO FIXED CHARGES

The following table presents selected consolidated financial data as of September 30, 2017 and for the nine months ended September 30, 2017 and 2016 and as of and for each of the fiscal years in the five-year period ended December 31, 2016. The selected consolidated financial data as of September 30, 2017 and for the nine months ended September 30, 2017 and 2016 have been derived from and should be read in conjunction with our unaudited consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our quarterly report for the three and nine months ended September 30, 2017 (prepared in accordance with U.S. GAAP) furnished on Form 6-K on November 6, 2017, incorporated by reference in this prospectus supplement. The selected financial data as of December 31, 2016 and 2015 and for each of the three years ended December 31, 2016, 2015 and 2014 have been derived from and should be read in conjunction with our audited consolidated financial statements and “Item 5. Operating and Financial Review and Prospects” in our annual report on Form 20-F for the year ended December 31, 2016, incorporated by reference in this prospectus supplement. The selected consolidated financial data as of December 31, 2014, 2013 and 2012 and for the years ended December 31, 2013 and 2012 have been derived from our audited consolidated financial statements that are not incorporated by reference in this prospectus supplement and the accompanying prospectus. These consolidated financial statements are prepared in accordance with U.S. GAAP. The interim data presented below reflects all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the data for such interim periods. Results for interim periods are not necessarily indicative of the results that may be expected for a full year.

Because the mergers of Fiat Industrial and CNH Global with and into CNH Industrial N.V. represent a “business combination involving entities or businesses under common control”, it is outside the scope of application of Accounting Standards Codification 805—Business Combinations. Accordingly, no adjustments were made to the carrying amounts of the assets and liabilities of Fiat Industrial. Financial data as of and for the year ended December 31, 2012 represent the consolidated information of Fiat Industrial and have been restated so as to be in compliance with U.S. GAAP. The only significant accounting effect of the mergers of Fiat Industrial and CNH Global with and into CNH Industrial N.V. was the post-merger attribution to owners of the parent company of the previous noncontrolling interests in CNH Global N.V. As a result of the mergers of Fiat Industrial and CNH Global with and into CNH Industrial N.V., $1,053 million of noncontrolling interests were reclassified to equity attributable to the parent.

	Nine Months Ended September 30,		For the Years Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
			(in millions, except per share and ratio data)
Consolidated Statement of Operations Data:
Revenues:
Net sales	$18,370	$16,987	$23,669	$24,677	$31,196	$32,632	$31,529
Finance and interest income	889	887	1,203	1,235	1,359	1,204	1,272

Total Revenues	19,259	17,874	24,872	25,912	32,555	33,836	32,801

Net income (loss)	$353	$(345)	$(249)	$248	$708	$828	$876

Net income (loss) attributable to CNH Industrial N.V.	$341	$(347)	$(252)	$253	$710	$677	$756

Earnings (loss) per share attributable to CNH Industrial N.V.:
Basic earnings (loss) per common share	$0.25	$(0.25)	$(0.18)	$0.19	$0.52	$0.54	$0.62

Diluted earnings (loss) per common share	$0.25	$(0.25)	$(0.18)	$0.19	$0.52	$0.54	$0.62

Cash dividends declared per common share(1)	$0.118	$0.148	$0.148	$0.214	$0.277	$0.293	$0.245

Cash dividends declared per preference share(1)	—	—	—	—	—	—	$0.245

Cash dividends declared per savings share(1)	—	—	—	—	—	—	$0.306

Ratio of Earnings to Fixed Charges(2)	1.77x	0.86x	1.06x	1.56x	1.85x	2.15x	2.17x

	As of September 30,	As of December 31,
	2017	2016	2015	2014	2013	2012
	(in millions)
Consolidated Balance Sheet Data:
Total Assets(3)	$47,529	$45,547	$46,677	$51,824	$53,739	$48,862
Share capital(4)	$25	$25	$25	$25	$25	$2,565
Common shares outstanding	1,364	1,362	1,362	1,355	1,350	1,223
Special voting shares outstanding	396	412	413	415	469	—
Equity	$4,456	$4,451	$4,843	$4,961	$4,955	$4,825

(1)

During the nine months ended September 30, 2017, CNH Industrial N.V. declared and paid a dividend of €0.11 per common share. For 2016, CNH Industrial N.V. declared and paid a dividend of €0.13 per common share. For 2015 and 2014, CNH Industrial N.V. declared and paid a dividend of €0.20 per common share. For 2013, Fiat Industrial declared and paid a dividend of €0.225 per ordinary share. For 2012, the declared dividend was €0.185, €0.185 and €0.2315 per share for ordinary share, preference share and savings share, respectively.

The cash dividends for 2017, 2016, 2015 and 2014 were paid on May 2, 2017, May 3, 2016, April 29, 2015 and April 30, 2014, respectively, and shareholders who held common shares on the record date traded on the NYSE received the dividend in U.S. dollars at the USD/EUR exchange rate reported by the European Central Bank on April 20, 2017 ($0.1182), April 21, 2016 ($0.1476), April 16, 2015 ($0.2142) and April 17, 2014 ($0.2771), respectively. The cash dividend declared for 2012 and 2013 was paid in euro on April 26, 2012 and April 25, 2013, respectively, and has been translated into U.S. dollars at the noon buying rate in the City of New York for cable transfers in euros as certified by the Federal Reserve Bank of New York for customs purposes on the payment date.

(2)

For the purpose of calculating the ratios of earnings to fixed charges, “earnings” is the amount resulting from the sum of (i) pretax income (loss) from continuing operations before adjustment for noncontrolling interests in consolidated subsidiaries or income (loss) from equity investees, (ii) fixed charges, (iii) amortization of capitalized interest, (iv) distributed income of equity investees and (v) the share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, less (x) interest capitalized, (y) preference security dividend requirements of consolidated subsidiaries and (z) noncontrolling interests in pretax income of subsidiaries that have not incurred fixed charges. Fixed charges means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts, and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference security dividend requirements of consolidated subsidiaries.

Earnings for the nine months ended September 30, 2016 were inadequate to cover fixed charges, with a deficiency of $103 million.

(3)

Certain prior period amounts have been reclassified to conform to the current presentation of debt issuance costs in the consolidated balance sheets following the adoption of a new guidance, effective January 1, 2016.

(4)

Share capital is a component of Equity. Upon the completion of the Merger on September 29, 2013, CNH Industrial N.V. issued 1,348,867,772 common shares and 474,474,276 special voting shares with a par value of €0.01 each. At December 31, 2012, share capital of Fiat Industrial amounted to $2,565 million.

RISK FACTORS

Investing in the notes involves substantial risk. The following risks should be considered in conjunction with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including in particular the risks described in Item 3, Section D of our annual report on Form 20-F for the year ended December 31, 2016 which is incorporated by reference in this prospectus supplement, before deciding whether to invest in the notes.

These risks may affect our operating results and, individually or in the aggregate, could cause our actual results to differ materially from past and projected future results. Some of these risks and uncertainties could affect particular lines of business, while others could affect all of our businesses. Although risks are discussed separately, many are interrelated. The following discussion of risks may contain forward-looking statements which are intended to be covered by the “Cautionary Statement Regarding Forward-Looking Information” beginning on page S-2. Except as may be required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise. It is impossible to predict or identify all risk factors and, as a result, you should not consider the following factors to be a complete discussion of risks and uncertainties that may affect us. We invite you to consult any further related disclosures we make from time to time in materials filed with or furnished to the SEC.

If any of these risks were to occur, our business, financial condition or results of operations could be materially and adversely affected. In such case, our ability to meet our obligations under the notes could be materially affected. You could lose all or part of your investment in, or fail to achieve the expected return on, the notes.

Risks Related to the Notes and this Offering

The notes will be effectively subordinated to any of CNH Industrial N.V.’s existing and future secured debt and other secured obligations to the extent of the collateral securing such debt and other obligations. Holders of any of CNH Industrial N.V.’s secured debt, whether existing or future, will have claims that are prior to your claims as a holder of the notes to the extent of the value of the assets securing such secured debt. The notes will be effectively subordinated to all such secured debt to the extent of the value of the collateral securing such secured debt. In the event of any distribution or payment of CNH Industrial N.V.’s assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy or insolvency proceeding, holders of secured debt will have a prior claim to the assets that constitute their collateral. Holders of the notes will participate ratably with all holders of CNH Industrial N.V.’s unsecured senior debt and with all of its other general creditors, based upon the respective amounts owed to each such holder or creditor, in CNH Industrial N.V.’s assets remaining after payment of their secured debt, if any. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less than holders of secured debt and less than they are due on the notes. As of September 30, 2017, CNH Industrial N.V. had no secured debt outstanding.

The notes are not guaranteed by any of our subsidiaries and, therefore, are structurally subordinated to all liabilities of our current and future subsidiaries, and our ability to service our debt is dependent on the performance of our subsidiaries. We are primarily a holding company and most of our operations are conducted through our subsidiaries. We expect that, generally, payments of interest and principal that we make on the notes will be made only to the extent that our subsidiaries can distribute cash or other property to us. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available to us for that purpose, whether by dividends, loans or other payments. In addition, our subsidiaries’ ability to make any payments to us will depend on their earnings, the terms of their indebtedness, business and tax considerations and legal restrictions. We cannot assure you that our subsidiaries will be able to pay dividends or otherwise contribute or distribute funds to us in an amount sufficient to pay the principal of or interest on the indebtedness owed by us.

A holder of notes will not have any claim as a creditor against our subsidiaries, and the indebtedness and other liabilities, including trade payables, and the claims of other general creditors, whether secured or unsecured, of our subsidiaries will be effectively senior to your claims to the extent of the assets of such subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, creditors of such subsidiaries will be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. Certain of our subsidiaries are variable-interest entities that engage in securitization transactions. Their assets do not belong to us and cannot be used to satisfy our obligations under the notes.

Of CNH Industrial’s total consolidated indebtedness at September 30, 2017, totaling approximately $25.5 billion, approximately $18.9 billion of external indebtedness related to financial services subsidiaries. Of the remaining indebtedness, CNH Industrial and its treasury subsidiaries had an aggregate of approximately $5.8 billion of unsecured industrial indebtedness outstanding, including certain bank debt and global medium-term notes incurred or issued by treasury subsidiaries and guaranteed by CNH Industrial N.V., all of which effectively rank on parity with the notes, and industrial subsidiaries had approximately $0.8 billion of external indebtedness outstanding, which effectively ranks senior to the notes to the extent of the assets of such subsidiaries.

The indenture and the notes do not restrict the amount of additional debt that we may incur, and the covenants under the indenture or the notes will not necessarily restrict our ability to take actions that may impair our ability to repay the notes. Neither the indenture under which the notes will be issued nor the notes place any limitation on the amount of debt that may be incurred by us. Although the indenture and the notes include covenants that will restrict us from taking certain actions, the terms of these covenants include important exceptions which you should review carefully before investing in the notes. Notwithstanding these covenants, we expect that we will continue to be able to incur substantial additional debt and to make significant investments, distributions and other payments without significant restrictions under the indenture and the notes. Our incurrence of additional debt and our taking of these other actions may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the trading value of your notes, if any, and a risk that the credit ratings of the notes are lowered or withdrawn.

If an active trading market for the notes does not develop, the liquidity and value of the notes could be reduced. The notes are a new issue of securities with no established trading market. We will apply to list the notes on the New York Stock Exchange. If no active trading market develops, you may not be able to resell your notes at their fair market value, or at all. Future trading prices of the notes will depend on, among other things, prevailing interest rates, our operating results and the market for similar securities.

If a market for the notes does not develop, it is possible that you will not be able to sell your notes at a particular time or at a favorable price. It is also possible that any trading market that does develop for the notes will not be liquid. Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. If a market for the notes develops, it is possible that the market for the notes will be subject to disruptions and price volatility. Any disruptions may have a negative effect on holders of the notes, regardless of our operating performance, financial condition and prospects.

We may not be able to repurchase the notes upon a Change of Control Triggering Event, which would result in a default under the notes. Upon the occurrence of a Change of Control Triggering Event (as defined in “Description of the Notes—Repurchase at the Option of Holders Upon a Change of Control Triggering Event”) and, unless we have previously exercised our right to redeem the notes, each holder of notes will have the right to require us to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. There is no sinking fund with respect to the notes. If we experience a Change of Control Triggering Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. The terms of our other indentures, credit facilities and financing arrangements may require repayment of amounts outstanding in the event of a change of control and limit our ability to fund the repurchase of notes in certain circumstances.

The source of funds for any repurchase of the notes will be our available cash or cash generated from our and our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a Change of Control Triggering Event because we may not have sufficient financial resources to repurchase all of the notes that are tendered upon a Change of Control Triggering Event and to repay our other indebtedness that may become due. We may require additional financing from third parties to fund any such repurchases, and we cannot assure you that we would be able to obtain financing on satisfactory terms or at all. In order to avoid the obligations to repurchase the notes, we may have to avoid certain change in control transactions that would otherwise be beneficial to us. Our failure to repurchase the notes as required by their terms would result in a default under the indenture and the notes, which could have material adverse consequences for us and the holders of the notes and could lead to a cross-default under the terms of our existing and future indebtedness. See “Description of the Notes—Repurchase at the Option of Holders Upon a Change of Control Triggering Event.”

The provisions in the indenture and the notes relating to change of control transactions will not necessarily afford you protection in the event of a change of control transaction, even if the transaction is highly leveraged. The provisions in the indenture and the notes relating to change of control transactions will not necessarily afford you protection in the event of a highly leveraged change of control transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving us. These transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change of the magnitude or on the terms contemplated by the definition of Change of Control Triggering Event. For example, a Change of Control Triggering Event will occur only if there is a decline in the credit ratings assigned to the notes, in connection with a change of control. Therefore, even if such events constitute a change of control, they may not constitute a Change of Control Triggering Event.

The credit ratings of the notes may not reflect all risks of an investment in the notes. The credit ratings of the notes are an assessment of our ability to pay our obligations under the notes as they become due. Consequently, real or anticipated changes in these credit ratings will generally affect the market value of the notes. The credit ratings of the notes, however, may not reflect the potential risks related to the market or other factors on the value of the notes. Furthermore, because your return on the notes depends upon factors in addition to our ability to pay our obligations, an improvement in the credit ratings of the notes will not reduce the other investment risks related to the notes. In addition, one or more independent credit rating agencies may assign credit ratings to the notes. Any such ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed in this prospectus supplement, and other factors that may affect the value of the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

The notes will mature later than a substantial portion of our other indebtedness. The notes will mature in 2027. A substantial portion of our existing indebtedness will mature prior to the maturity of the notes. For example, we may issue a maximum of €10 billion of bonds under our euro medium-term notes program, or EMTN Program, of which approximately €3.975 billion (or $4.693 billion) were outstanding at September 30, 2017. We issued €500 million of bonds in May 2017 and €650 million in September 2017 under our EMTN Program The bonds currently outstanding under our EMTN Program will mature from time to time through 2028, and we may issue additional bonds under this program that may mature prior to the maturity of the notes. In addition, CNH Industrial Capital LLC’s senior notes will mature from time to time through 2022. Therefore, we will be required to repay a substantial portion of our other indebtedness, including bonds currently outstanding under our EMTN Program, before the notes, which may significantly deplete the amount of our cash available to repay the notes at maturity. Developments in the financial markets have in the past made, and may from time to time in the future make, it more difficult for companies to access capital markets at reasonable rates. There can be no assurance that we will have the ability to borrow or otherwise raise the amounts necessary to repay such amounts if our cash flow is insufficient, and the prior maturity of such other indebtedness may make it difficult to refinance the notes.

An increase in market interest rates could result in a decrease in the value of the notes. In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over a baseline interest rate, such as that for U.S. Treasury bonds, will decline. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

The market price of the notes may be volatile. The market price of the notes will depend on many factors that may vary over time and some of which are beyond our control, including but not limited to:

•	our financial performance;
•	the amount of indebtedness we and our subsidiaries have outstanding;
•	market interest rates;
•	the market for similar securities;
•	our credit ratings;
•	competition; and
•	general economic conditions.

As a result of these factors, you may only be able to sell your notes at a price below what you believe to be appropriate, including a price below the price you paid for them.

We may redeem your notes at our option, which may adversely affect your return. We may redeem the notes, in whole or in part, at our option at any time or from time to time at the applicable redemption prices described in this prospectus supplement. Prevailing interest rates at the time we redeem the notes may be lower than the interest rate on the notes. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate equal to or higher than the interest rate on the notes. See “Description of the Notes—Redemption” for a more detailed description of the conditions under which we may redeem the notes.

The notes will initially be held in book-entry form and, therefore, you must rely on the procedures and relevant clearing systems to exercise your rights and remedies. Unless certificated notes are issued in exchange for book-entry interests in the notes, owners of book-entry interests will not be considered owners or holders of the notes. Instead, The Depository Trust Company (“DTC”), or its nominee, will be the sole holder of the notes. Payments of principal, interest and other amounts owing on or in respect of the notes in global form will be made to the paying agent, which will make payments to DTC. Thereafter, such payments will be credited to DTC participants’ accounts that hold book-entry interests in the notes in global form and credited by such participants to indirect participants. Unlike holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. We cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any requested actions on a timely basis.

Holders may not be able to effect service of process within the United States upon CNH Industrial N.V. or to enforce against them judgments of U.S. courts. CNH Industrial N.V. is a corporation organized under the laws of the Netherlands. In addition, a majority of the members of CNH Industrial N.V.’s Board of Directors and of its senior management currently reside outside the United States. As a result, you may not be able to effect service of process within the United States upon CNH Industrial N.V. or those persons. In addition, you may not be able to enforce against them, either in the United States or outside the United States, judgments of U.S. courts, including judgments based on the civil liability provisions of the U.S. federal securities laws. Furthermore, a substantial portion of CNH Industrial N.V.’s assets and the assets of those persons are located outside the United States; therefore, you may not be able to collect a judgment within the United States.

Interest payments on the notes may be subject to withholding tax. Payments of interest on the notes are expected to have a U.K. source for tax purposes. If they do have a U.K. source, U.K. withholding tax (currently at a rate of 20%) will apply to the payments, subject to any benefits from double taxation treaties or other reliefs or exemptions that may be available to noteholders. See “Material Tax Considerations—Certain United Kingdom Tax Consequences.”

In the event that CNH Industrial were treated as Italian tax resident, Italian withholding tax (currently at a rate of 26%) may apply to payments of interest on the notes, subject to any benefits from double taxation treaties or other reliefs or exemptions that may be available to noteholders. CNH Industrial’s residence for Italian tax purposes is largely a question of fact based on all the circumstances, and a rebuttable presumption of CNH Industrial’s residence in Italy may apply under Italian legislation. CNH Industrial believes that in light of its management and organizational structure CNH Industrial should be deemed resident in the U.K. from the date of its incorporation for purposes of the Italy-U.K. tax treaty, although the relevant tax authorities may not respect CNH Industrial’s determination.

On October 10, 2017 the new Netherlands Government presented its plans for this government term. One of the plans is to introduce a withholding tax on payments of interest to ‘low tax jurisdictions’. It is yet unclear (i) whether this will also apply to interest on debt instruments that are issued in the market and/or listed, (ii) which jurisdictions will be considered ‘low tax jurisdictions’, or (iii) more generally what the further scope of the withholding tax will be. No draft bills are available yet.

If withholding or deduction is required by U.K., Italian or Netherlands law in the circumstances set out above, subject to certain exceptions, we will pay additional amounts so that the net amount payable to each holder of the notes is no less than what would have been payable to the holder in the absence of such withholding or deduction. See “Description of the Notes—Payment of Additional Amounts.”

Possible changes in tax laws may result in adverse consequences to you as a holder of the notes. Changes in policy positions that may be proposed by the U.S. presidential administration or legislature, including the possibility of significant tax reform, could result in changes to the tax laws that would affect the treatment described below. For example, on November 2, 2017, the House Ways and Means Committee released draft tax reform legislation that if adopted would result in significant changes to the taxation of businesses and individuals. You are urged to consult your tax advisors regarding the potential impact of future tax law changes on your ownership of the notes.

USE OF PROCEEDS

We intend to use the net proceeds from this offering for working capital and other general corporate purposes.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2017, (i) on an actual basis and (ii) on an as adjusted basis to reflect the issuance of the notes offered hereby and the application of the estimated net proceeds from this offering.

You should read this table in conjunction with our financial statements and accompanying notes and other financial data incorporated by referenced into this prospectus supplement and the accompanying prospectus.

The capitalization table below is not necessarily indicative of our future capitalization or financial condition.

	As of September 30, 2017
	Actual	As Adjusted
	($ in millions)

Cash and cash equivalents	$4,100	$4,592
Restricted cash	681	681

Total cash, cash equivalents and restricted cash	$4,781	$5,273

Debt(1)
Bonds issued or guaranteed by CNH Industrial N.V.(2)
Notes offered hereby(3)	—	500
6.250% Notes due 2018(4)	1,007	1,007
2.750% Notes due 2019(4)	646	646
2.875% Notes due 2021(4)	827	827
1.625% Notes due 2022(4)	89	89
1.375% Notes due 2022(4)	590	590
2.875% Notes due 2023(4)	590	590
4.50% Notes due 2023	600	600
3.500% Notes due 2025(4)	118	118
1.750% Notes due 2025(4)	767	767
3.875% Notes due 2028(4)	59	59
Subsidiary Bonds(5)
3.625% Notes due 2018	600	600
3.875% Notes due 2018(6)	600	600
3.375% Notes due 2019	500	500
4.375% Notes due 2020	600	600
4.875% Notes due 2021	500	500
3.875% Notes due 2021	400	400
4.375% Notes due 2022	500	500
Other Debt
Asset-backed debt	11,552	11,552
Other debt(7)	4,973	4,973

Total debt	25,518	26,018

Common shares, €0.01, par value; 1,363,676,503 common shares and 396,237,285 special voting shares outstanding as of September 30, 2017	25	25
Treasury Stock	(8)	(8)
Additional paid in capital	4,416	4,416
Retained earnings	1,967	1,967
Accumulated other comprehensive loss	(1,952)	(1,952)
Noncontrolling interests	8	8

Equity	$4,456	$4,456

Total capitalization	$29,974	$30,474

(1)

For additional information on our indebtedness, see “Item 5. Operating and Financial Review and Prospects—Capital Resources” and Note 9 to our consolidated financial statements in our annual report on Form 20-F for the year ended December 31, 2016 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Debt” in our quarterly report for the three and nine months ended September 30, 2017 (prepared in accordance with U.S. GAAP) furnished on Form 6-K on November 6, 2017, incorporated by reference in this prospectus supplement.

(2)	Excludes unamortized debt discounts/premiums and fair value hedge adjustments.
(3)	Consists of $500 million aggregate principal amount of the notes offered hereby.
(4)	Issued by CNH Industrial Finance Europe S.A. under the EMTN Program and guaranteed by CNH Industrial N.V.
(5)	Issued by CNH Industrial Capital LLC and guaranteed by certain of its subsidiaries.
(6)	On October 31, 2017 the Company announced the early redemption of all of the outstanding $600 million in principal amount of CNH Industrial Capital LLC 3.875% Notes due 2018.
(7)	Net of $(71) representing hedging effects, issuance costs and other accruals.

DESCRIPTION OF THE NOTES

Please note that in this section entitled “Description of the Notes,” references to “Holders” or “holders” mean those who own notes registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through one or more depositaries. Owners of beneficial interests in the notes should also read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The following description of the particular terms of the notes supplements the general description of the debt securities included in the accompanying prospectus. You should review this description together with the description of the debt securities included in the accompanying prospectus. To the extent this description is inconsistent with the description in the accompanying prospectus, this description will control and replace the inconsistent description in the accompanying prospectus.

The notes will be issued pursuant to an officers’ certificate under the indenture, dated as of August 18, 2016 (the “Indenture”) entered into by and between us and U.S. Bank National Association, as trustee (the “Trustee”). A copy of the Indenture has been filed as an exhibit to our report on Form 6-K dated August 18, 2016. The Indenture permits the issuance of various distinct series of debt securities. The notes will be a separate series of debt securities under the Indenture.

This section of the prospectus supplement, together with the description of the debt securities included in the accompanying prospectus, summarizes the material provisions of the Indenture as it relates to the notes and the officers’ certificate establishing the notes. It does not restate the Indenture and the officers’ certificate in their entirety. We urge you to read the Indenture and the officers’ certificate because they, and not this description or the description of the debt securities included in the accompanying prospectus, define the rights of Holders and beneficial owners of the notes.

Certain defined terms used in this section have the meanings set forth below under “—Certain Definitions.” For purposes of this section, references to “the Company,” “we,” “our” and “us” refer only to CNH Industrial N.V. and not its subsidiaries. Unless otherwise specified or the context otherwise requires, definitions, covenants and provisions described in this section apply only with respect to the notes and not to any other series of debt securities under the Indenture.

Principal, Maturity and Interest

The notes will mature on November 15, 2027. Interest on the notes will accrue at the rate of 3.850% per annum. Interest on the notes will be payable semiannually in arrears in cash on each May 15 and November 15, commencing on May 15, 2018, to the persons who are registered Holders at the close of business on the May 1 and November 1 immediately preceding the applicable interest payment date. Interest on the notes will accrue from and including the most recent date to which interest has been paid or, if no interest has yet been paid, from and including the date of issuance. Interest will be computed on the basis of a 360-day year comprising twelve 30-day months.

Each note will have a minimum denomination of $2,000 and will be offered only in integral multiples of $1,000 in excess thereof.

The notes will not be entitled to the benefit of any mandatory sinking fund.

Ranking

The notes will be the Company’s senior unsecured obligations and will rank senior in right of payment to any existing or future indebtedness of the Company which is by its terms subordinated in right of payment to the notes. The notes will rank pari passu in right of payment with respect to all of the Company’s existing and future unsubordinated indebtedness, subject to mandatorily preferred obligations under applicable laws.

The Company is primarily a holding company and most of the operations of CNH Industrial are conducted through its subsidiaries. Therefore, payments of interest and principal on the notes may depend on the ability of the Company’s operating subsidiaries to distribute cash or other property to the Company. The notes are not guaranteed by any of the Company’s subsidiaries and, therefore, effectively rank junior to the liabilities of its current and future subsidiaries to the extent of the assets of such subsidiaries. The Indenture does not limit the amount of debt securities the Company or its subsidiaries may issue and does not restrict the Company’s ability, or the ability of its subsidiaries, to incur additional indebtedness (including, in certain cases, secured debt). Such additional indebtedness will effectively rank senior to the notes to the extent of the value of the assets of such subsidiaries or the assets securing such indebtedness. See “Risk Factors—Risks Related to the Notes and this Offering—The notes will be effectively subordinated to any of CNH Industrial N.V.’s existing and future secured debt and other secured obligations to the extent of the collateral securing such debt and other obligations” in this prospectus supplement.

Paying Agent and Security Registrar

The Company initially appoints the Trustee as the paying agent and the security registrar in connection with the notes. The Company may change the paying agent or the security registrar without prior notice to any holder of the notes.

The Company will maintain an office or agency in the United States, where the notes may be presented or surrendered for payment, where the notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the notes and the Indenture may be served.

Global Clearance and Settlement Procedures

The notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the “global notes”). The global notes will be deposited upon issuance with, or on behalf of, The Depository Trust Company (“DTC”) with a custodian, and registered in the name of DTC or its nominee, Cede & Co., in each case, for credit to an account of a direct or indirect participant in DTC. Except under circumstances described in “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus, the notes will not be issuable in definitive form.

Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time. Except as set forth in “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus, global notes may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

See “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus for more information.

Redemption

Make-Whole Redemption

The Company may redeem the notes, at its option, in whole at any time or in part from time to time prior to August 15, 2027 (the date that is 90 days prior to the maturity of the notes) (the “Par Call Date”), upon notice as described under “—Selection and Notice,” at a redemption price equal to the greater of (i) 101% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal, premium and interest (excluding accrued but unpaid interest to the redemption date) on the notes to be redeemed to the Par Call Date (as if the notes matured on the Par Call Date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Applicable Treasury Rate plus 25 basis points, plus in each case unpaid interest, if any, accrued to, but excluding, such redemption date.

Par Call

The Company may redeem the notes, at its option, in whole at any time or in part from time to time on or after the Par Call Date, upon notice as described under “—Selection and Notice,” at a redemption price equal to the principal amount of the notes to be redeemed, plus in each case unpaid interest, if any, accrued to, but excluding, such redemption date.

Selection and Notice

In the event that less than all of the notes are to be redeemed at any time, subject to applicable procedures of DTC with respect to global notes, selection of the notes for redemption will be made by the

Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no notes of a principal amount of $1,000 or less shall be redeemed in part.

Notice of redemption shall be mailed at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address or otherwise delivered to each Holder in accordance with the applicable procedures of DTC. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original note.

On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption as long as the Company has deposited with the paying agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

Open Market Purchases

The Company may acquire any of the notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture. Such notes may be held, resold or, at the Company’s option, surrendered to the Trustee for cancellation.

Repurchase at the Option of Holders Upon a Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, each Holder will have the right to require that the Company purchase all or a portion of such Holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, thereon to, but excluding, the date of purchase (the “Change of Control Payment”).

Within 30 days following the date upon which the Change of Control Triggering Event occurs, the Company must send, by first-class mail, or otherwise deliver in accordance with the applicable procedures of DTC, a notice to each Holder of the notes, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or sent (the “Change of Control Payment Date”). Holders electing to have their notes purchased pursuant to a Change of Control Offer will be required to surrender such notes with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company will, to the extent lawful:

●	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

●	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

●

deliver or cause to be delivered to the Trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

Subject to applicable procedures of DTC with respect to global securities, the paying agent will as promptly as practicable mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the Company and the Trustee will as promptly as practicable execute and authenticate and mail (or cause to be transferred by book entry) to each Holder a new note in a principal amount equal to any unpurchased portion of the notes surrendered, if any; provided, however, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture relating to a Change of Control, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the applicable provisions of the Indenture by virtue thereof.

The Change of Control purchase feature of the notes may in certain circumstances make it more difficult to accomplish or discourage a sale or takeover of the Company. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the notes, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company’s capital structure or credit ratings. The Indenture does not restrict the Company’s ability, or the ability of its subsidiaries, to incur additional indebtedness (including, in certain cases, secured debt).

The ability of the Company to pay cash to the Holders of the notes following the occurrence of a Change of Control may be limited by the Company’s then existing financial resources. The Company cannot assure you that it will have sufficient funds available when necessary to make any required repurchases, and the terms of the Company’s other financing arrangements may require repurchase or repayment of amounts outstanding in the event of a Change of Control, which could also limit the Company’s ability to fund the repurchase of the notes. In the event the Company is required to purchase outstanding notes pursuant to a Change of Control Offer, the Company may seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

The provisions under the Indenture relative to the Company’s obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes then outstanding.

Negative Pledge

So long as any of the notes remains outstanding, the Company will not create any mortgage, charge, pledge, lien, encumbrance or other security interest (“Lien”) (other than a Permitted Lien) upon its assets to secure any Quoted Indebtedness or any Qualifying Guarantee of such Quoted Indebtedness, unless in any such case the Company grants, for the benefit of holders of the notes, a security interest in such assets that is equal and ratable to the security interests in favor of the holders of the Quoted Indebtedness (or, in the case of a Lien securing Quoted Indebtedness that is expressly subordinated or junior to the notes, secured by a Lien that is senior in priority to such Lien).

Payment of Additional Amounts

All payments in respect of the notes by or on behalf of the Company shall be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature, including penalties and interest and other similar liabilities related thereto (collectively, “Taxes”) imposed, withheld or levied by or on behalf of the Relevant Tax Jurisdiction, unless such withholding or deduction is required by the law of any Relevant Tax Jurisdiction.

Where the withholding or deduction of Taxes is required by the law of any Relevant Tax Jurisdiction, the Company will, subject to the exceptions and limitations set forth below, pay such additional amounts (“Additional Amounts”) as shall be necessary in order that the net amounts payable by the Company after such withholding or deduction (including withholding or deduction attributable to Additional Amounts payable hereunder) shall equal the respective amounts which would otherwise have been payable in respect of the notes in the absence of such withholding or deduction. The Company’s obligation to pay Additional Amounts shall not apply:

(1)

to any Taxes that are only payable because a present or former type of connection exists or existed between the holder or beneficial owner of notes and a Relevant Tax Jurisdiction other than a connection related solely to purchase, ownership or holding of such notes or the receipt of any payment or the exercise or enforcement of any rights under such notes or the Indenture;

(2)

to any holder that is not the sole beneficial owner of notes, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that the beneficial owner of notes, a beneficiary or settlor with respect to such fiduciary, or a member of such partnership would not have been entitled to the payment of an Additional Amount had such beneficial owner, beneficiary, settlor or member directly held such notes;

(3)

to any Taxes giving rise to such Additional Amounts that would not have been imposed or withheld but for the failure of a holder or beneficial owner of notes to accurately comply with a request, made to such holder or beneficial owner from the Company or any paying agent, to provide information concerning the nationality, residence or identity of such holder or beneficial owner of the notes to satisfy certification, identification or information reporting requirements required or imposed by a statute, treaty, regulation or administrative practice of a Relevant Tax Jurisdiction as a precondition to exemption from, or reduction in, the imposition or withholding of such Taxes, but in each case only to the extent such holder or beneficial owner is legally eligible to provide such information with respect to such requirements;

(4)	to any Taxes that are imposed other than by withholding or deduction by the Company or a paying agent from payments under, or with respect to, the notes;

(5)

to any notes presented for payment more than 30 days after the day on which the payment becomes due or is duly provided for, whichever occurs later, except to the extent that the holder thereof would have been entitled to Additional Amounts on presenting the same for payment on the last day of such 30-day period assuming that day to have been a Business Day;

(6)

to any Taxes that are imposed or withheld solely because of a change in law, regulation, or administrative or judicial interpretation that becomes effective after the day on which the payment becomes due or is duly provided for, whichever occurs later;

(7)	to any estate, inheritance, gift, sales, excise, transfer, wealth, personal property or similar Taxes;

(8)

to any Taxes any paying agent (which term may include the Company) must withhold from any payment of principal of or interest on any note, if such payment can be made without such withholding by any other paying agent engaged by the Company to make such payment; or

(9)	in the case of any combination of the above items.

In addition, any amounts to be paid on the notes will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, or the Code, as of the Issue Date (or any amended or successor version of such Sections of the Code that is substantively comparable and not material more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and no Additional Amounts will be required to be paid on account of any such deduction or withholding.

The Company will make all withholdings and deductions of Taxes required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The Company will use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld. The Company will furnish to the Trustee, within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Company or if, notwithstanding the Company’s efforts to obtain receipts, receipts are not obtained, other evidence of payments (reasonably satisfactory to the Trustee). Upon reasonable request, copies of Tax receipts or other evidence of payments, as the case may be, will be made available by the Trustee to the holders or beneficial owners of the notes.

Whenever in the Indenture or in this “Description of Notes” there is mentioned, in any context, the payment of amounts based upon the principal amount of the notes or of principal, interest or of any other amount payable under, or with respect to, any of the notes, such mention shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The foregoing obligations described in this “—Payment of Additional Amounts” will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to the Company is incorporated, organized or otherwise considered to be a resident for Tax purposes and any political subdivision or Tax authority or agency thereof or therein.

The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable. Except as specifically provided under this heading “—Payment of Additional Amounts” and under the heading “—Redemption Upon a Tax Event,” the Company does not have to make any payment with respect to any Taxes imposed by any governmental authority or political subdivision having the power to tax.

Redemption Upon a Tax Event

If (a) the Company becomes or will become obligated to pay Additional Amounts with respect to any notes (as described under the heading “—Payment of Additional Amounts” above) as a result of any change in, or amendment to, the laws, regulations or rulings of a Relevant Tax Jurisdiction, or any change in the application or official interpretation of the laws, regulations or rulings of a Relevant Tax Jurisdiction, which change or amendment becomes effective on or after the Issue Date, and (b) such obligation cannot be avoided by the Company taking reasonable measures available to it, the Company may at its option, upon at least 30 days’

notice to the holders of the notes (which notice shall be irrevocable), redeem all, but not a portion of, of the notes at any time at their principal amount together with interest accrued to, but excluding, the date of redemption; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of the notes then due.

Prior to the publication of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee (i) a certificate stating that the requirements referred to in (a) and (b) above are satisfied, and (ii) an opinion of counsel to the Company of recognized standing qualified under the laws of the Relevant Tax Jurisdiction and reasonably satisfactory to the Trustee (such approval not to be unreasonably withheld) to the effect that the Company has or will become obliged to pay such Additional Amounts as a result of such change or amendment.

Mergers and Similar Transactions

The Company will generally be permitted to merge or consolidate with another entity. The Company will also be permitted to convey, transfer or lease all or substantially all of its assets to another entity. However, the Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease all or substantially all of its properties and assets to the Company, unless:

(A)

(i) the Company shall be the surviving or continuing corporation or (ii) the Person formed by such consolidation or with or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company shall be a Person organized and validly existing under the laws of any OECD Country, the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of and any premium and interest on the notes and the performance or observance of every covenant of the Indenture in respect of the notes;

(B)

immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a subsidiary of the Company as a result of such transaction as having been incurred by the Company or such subsidiary at the time of such transaction, no default or event of default in respect of the notes shall have occurred and be continuing; and

(C)

the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

For purposes of the foregoing, the conveyance, transfer or lease of all or substantially all of the properties or assets of one or more subsidiaries, the capital stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company; provided that the foregoing provisions of this section “—Mergers and Similar Transactions” will not apply to a conveyance, transfer or lease of properties or assets of one or more subsidiaries of the Company exclusively to the Company and/or one or more wholly-owned subsidiaries of the Company.

Upon any consolidation of the Company with, or merger of the Company with or into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with the foregoing, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company in the Indenture, and in the event of any such conveyance, transfer or lease, the Company (which term shall for this purpose mean the Person named as the Company or any successor entity which shall have theretofore become such in the manner prescribed above) shall be discharged from all liability under the Indenture and in respect of the notes, and may be dissolved and liquidated.

If the conditions described above are satisfied, the Company will not need to obtain the approval of the holders of the notes in order to merge or consolidate or to convey, transfer or lease its assets. Furthermore, these conditions will not apply to a number of other types of transactions, including those in which the Company acquires the stock or assets of another entity, those that involve a change of control in which the Company does not merge or consolidate and those in which the Company does not convey, transfer or lease all or substantially all of its properties and assets. These other transactions may impact the Company’s credit ratings, reduce its operating results or impair its financial condition even though holders of the notes have no approval right with respect to any of these transactions.

Legal Defeasance and Covenant Defeasance

The provisions in the Indenture relating to legal defeasance and covenant defeasance shall apply to the notes. See “Description of Debt Securities—Legal Defeasance and Covenant Defeasance” in the accompanying prospectus for more information.

Events of Default

Each of the following is an “Event of Default” with respect to the notes:

(1)	the failure to pay interest on any notes when the same becomes due and payable and such default continues for a period of 30 days;

(2)	the failure to pay the principal of any notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise and such default continues for a period of 14 days;

(3)

a default in the observance or performance of any other covenant or agreement contained in the Indenture in respect of the notes which default continues for a period of 60 days after the Company receives written notice specifying the default from the Trustee or the Holders of at least 25% of the outstanding principal amount of the notes (except in the case of a default with respect to the covenant described under “—Mergers and Similar Transactions,” which will constitute an Event of Default in respect of the notes upon such notice but without such passage of time requirement);

(4)

a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any Material Subsidiary (including any Indebtedness of any Material Subsidiary (but not any other Subsidiary) the payment of which is guaranteed by the Company or any other Material Subsidiary), which default (A) is caused by a failure to pay the principal of any such Indebtedness (including, without limitation, a such failure under any called but unpaid guarantee issued or given by the Company or any such Material Subsidiary in respect of any such Indebtedness), whether in the case of a repayment at maturity, a mandatory prepayment or otherwise, in each case after any applicable grace period provided in such Indebtedness or guarantee on the date of such failure (each such failure being a “payment default”), which payment default has not been validly waived in accordance with the terms of such Indebtedness or guarantee and applicable law, or (B) results in the acceleration of such Indebtedness prior to its express maturity, and such acceleration has not been validly waived in accordance with the terms of such Indebtedness and applicable law; and, in each case of (A) or (B), the total principal amount of such Indebtedness unpaid or accelerated exceeds US$300,000,000 (or the equivalent thereof in any other currency or currencies as of such time of determination); provided that, in each case of (A) or (B), it will be deemed not to be an Event of Default if such Indebtedness is paid or otherwise acquired or retired (or for which such failure to pay or acceleration is waived or rescinded) within 30 Business Days after such failure to pay or such acceleration; and

(5)	certain bankruptcy, insolvency or similar events as set forth in the Indenture with respect to the Company.

You will have special rights if an Event of Default with respect to the notes occurs and is continuing, as provided in the Indenture. See “Description of Debt Securities—Default, Remedies and Waiver of Default” in the accompanying prospectus for more information.

Listing

Although we expect to obtain and maintain a listing for the notes on the New York Stock Exchange before the first interest payment date, we cannot assure you that our application will be approved or that the notes will be so listed and, if listed, that the notes will remain listed for their entire term. See “Risk Factors—Risks Related to the Notes and this Offering” and “Underwriting”. If we are unable to obtain or maintain such listing, we may list the notes on another “recognised stock exchange,” as defined in Section 1005 of the Income Tax Act of 2007 of the United Kingdom, in our sole discretion.

Governing Law; Waiver of Trial by Jury; Consent to Jurisdiction

The Indenture provides that it is, and the notes will be, governed by, and construed in accordance with, the laws of the State of New York as applied to contracts made and performed within the State of New York (including, without limitation, Section 5-1401 of the New York General Obligations Law or any successor statute). The Indenture provides that each of the Company and the Trustee, and each Holder of a note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of, relating to, or based on the Indenture, the notes or any transaction contemplated thereby.

The Indenture also provides that any legal suit, action or proceeding arising out of or based upon the Indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America or the courts of the State of New York, in each case located in the City of New York, and each party to the Indenture irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in this Description of the Notes. Reference is made to the Indenture and the officers’ certificate establishing the terms of the notes for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“Applicable Treasury Rate,” for any Make-Whole Redemption Date, means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the Make-Whole Redemption Date of such note (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Make-Whole Redemption Date to the Par Call Date (as if the notes matured on the Par Call Date); provided, however, that if the period from the Make-Whole Redemption Date to the Par Call Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the Make-Whole Redemption Date to the Par Call Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company shall determine the Applicable Treasury Rate and the Trustee shall have no responsibility to determine or verify the same.

“Business Day”, when used with respect to any place of payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that place of payment are authorized or obligated by law or executive order to close.

“Change of Control” means the occurrence of an event described in clause (A) or (B) below after the Issue Date:

(A)

the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as that term is used in Section 13(d) of the Exchange Act), other than one or more Permitted Holders, becomes the beneficial owner, directly or indirectly, of more than 50 percent of the Voting Stock of the Company measured by voting power rather than number of shares; or

(B)

the stockholders of the Company approve any plan of liquidation or dissolution of the Company, other than in connection with a merger, consolidation or other form of combination (while the Company is solvent) with another company where such company assumes all obligations of the Company under the notes and where such merger, consolidation or other combination does not have the effect of or result in an event described in clause (A) above.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline.

“CNH Industrial” means the Company and its direct and indirect subsidiaries consolidated by the Company in accordance with U.S. GAAP.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the SEC promulgated thereunder.

“Financial Services Subsidiary” means a subsidiary of the Company:

(A)

which carries on no material business other than the offer and sale of financial services products to customers of CNH Industrial (and other related support activities incidental to the offer and sale of such financial services products including, without limitation, input financing and the purchase and sale of equipment in connection with equipmentalley.com and rental business activities) in any of the following areas:

(1)

retail financing for the purchase, contract hire or lease of new or used equipment manufactured by the Company or any of its Subsidiaries or any other manufacturer whose products are from time to time sold through the dealer network of CNH Industrial;

(2)	other retail and wholesale financing programs reasonably related thereto, including, without limitation, financing provided to the dealer network of CNH Industrial;

(3)

insurance and credit card products and services reasonably related thereto, together with the underwriting, marketing, servicing and other related support activities incidental to the offer and sale of such financial services products; and

(4)	licensed financial services activities; or

(B)

a holding company of a Financial Services Subsidiary which carries on no material business or activity other than holding shares in that Financial Services Subsidiary and/or activities described in clause (A) above.

“Hedging Transaction” means any transaction to hedge interest rate, currency, commodity and/or equity risks and exposures, including a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return option, credit spread transaction, repurchase transaction, reverse repurchase transaction, security lending transaction, buy/sell-back transaction, agreement for the purchase, sale or transfer of any commodity or any other commodity trading transaction or any other similar transaction (including any option with respect to any of these transactions) or any combination of these transactions or any transactions similar to the transactions described above.

“Holder” or “holder” means any registered holder, from time to time, of any notes.

“Indebtedness” means any indebtedness (whether principal, premium or interest) for or in respect of (A) any notes, bonds, debenture stock, loan stock or other securities, (B) any Loan Financing, or (C) any liability under or in respect of any banker’s acceptance or banker’s acceptance credit; provided that (x) Intercompany Indebtedness and (y) Indebtedness that qualifies as Non-recourse Securitization Debt shall, in each case, not be deemed to be Indebtedness for purposes of the Negative Pledge or any other purpose of this Description of the Notes.

“Industrial Subsidiary” means each subsidiary of the Company other than a Financial Services Subsidiary.

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB—(or the equivalent) by S&P or an equivalent rating by any Successor Rating Agency.

“Issue Date” means November 14, 2017, the date of initial issuance of the notes.

“Intercompany Indebtedness” means Indebtedness of (A) the Company to a Subsidiary; (B) a Subsidiary to the Company; or (C) a Subsidiary to any other Subsidiary.

“Loan Financing” means any money borrowed from (A) a bank, financial institution, hedge fund, pension fund, or insurance company or (B) any other entity having as its principal business the lending of money and/or investing in loans, in each case other than public or quasi-public entities or international organizations with a public or quasi- public character.

“Make-Whole Redemption Date,” with respect to a Make-Whole Redemption, means the date such Make-Whole Redemption is effected.

“Material Subsidiary” means, at any time of determination, (A) any Subsidiary that constitutes a “significant subsidiary” at such time, as defined in Rule 1-02(w) of Regulation S-X under the Securities Act (as in effect on the Issue Date); (B) any Treasury Subsidiary or (C) any Subsidiary under the direct or indirect Control of the Company that directly or indirectly Controls a Subsidiary that meets the requirements of the preceding clauses (A) or (B); provided that if any Subsidiary Controls such a Subsidiary only pursuant to the aggregate ownership test specified in the proviso to clause (1) of the definition of “Control,” “Controls” or “Controlled” below, then, and only then, the Company shall have the right to designate which such Subsidiaries shall be deemed to so Control such a Subsidiary; provided that, in each case, such designated Subsidiaries Control in the aggregate more than 50 percent of the relevant Subsidiary’s Voting Stock. For purposes of this definition of “Material Subsidiary,” (i) the term “Control,” “Controls” or “Controlled” means (1) the direct or indirect ownership (beneficial or otherwise) of more than 50 percent of the Voting Stock of a Person measured by voting power rather than number of shares; provided that to the extent that no single entity directly owns more than 50 percent of the Voting Stock of a Person, entities with aggregate direct or indirect ownership of more than 50 percent of the Voting Stock of a Person will be deemed to Control such Person or (2) the power to appoint or remove all or the majority of the directors or other equivalent officers of a Person and (ii) no Financial Services Subsidiary shall be considered or deemed to be a Material Subsidiary. Notwithstanding the foregoing, a Subsidiary shall be considered or deemed to be a Material Subsidiary only to the extent that such Subsidiary is located or domiciled in an OECD Country.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Non-recourse Securitization” means any securitization, asset backed financing or transaction having similar effect under which an entity (or entities in related transactions) on commercially reasonable terms:

(A)	acquires receivables for principally cash consideration or uses existing receivables; and

(B)

issues any notes, bonds, commercial paper, loans or other securities (whether or not listed on a stock exchange) to fund the purchase of or otherwise backed by those receivables and/or any shares or other interests referred to in clause (C)(2) under “—Permitted Liens” below and the payment obligations in respect of such notes, bonds, commercial paper, loans or other securities:

(1)	are secured on those receivables; and

(2)

are not guaranteed by the Company or any of its Subsidiaries (other than as a result of any Lien which is granted by the Company or any of its Subsidiaries as permitted by clause (C)(2) under “—Permitted Liens” below or as to the extent of any Standard Securitization Undertakings).

“Non-recourse Securitization Debt” means any Indebtedness incurred by a Securitization Entity pursuant to a securitization of receivables where the recourse in respect of that Indebtedness to the Company is limited to:

(A)	those receivables and/or related insurance and/or any Standard Securitization Undertakings; and

(B)

if those receivables comprise all or substantially all of the business or assets of such Securitization Entity, the shares or other interests of the Company or any of its Subsidiaries in such Securitization Entity;

provided that any Indebtedness not qualifying as Non-recourse Securitization Debt solely because the extent of recourse to the Company or any of its Subsidiaries with respect to such Indebtedness is greater than that provided in clauses (A) and (B) above shall only not qualify as Non-recourse Securitization Debt with respect to the extent of such additional recourse.

“OECD Country” means a country that is a member of the Organization for Economic Cooperation and Development or any successor organization (or, to the extent that the Organization for Economic Cooperation and Development or a successor organization no longer exists, at the time the relevant organization ceased to exist).

“Permitted Holder” means (i) Exor N.V. and any other person under the control of Giovanni Agnelli B.V. and their successors, (ii) each of the owners and beneficial holders of interests in Giovanni Agnelli B.V. (at the Issue Date and each of their spouses, heirs, legatees, descendants and blood relatives to the third degree), or (iii) Giovanni Agnelli B.V. Any person or group whose acquisition of assets or beneficial ownership constitutes a

Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the covenant described under “—Repurchase at the Option of Holders Upon a Change of Control Triggering Event” (or would result in a Change of Control Offer in the absence of the waiver of such requirement by holders) will thereafter constitute an additional Permitted Holder.

“Permitted Liens” means:

(A)	Liens existing on the Issue Date; or

(B)

Liens arising by operation of law, by contract having an equivalent effect, from rights of set-off arising in the ordinary course of business between the Company and any of its suppliers or customers, or from rights of set-off or netting arising by operation of law (or by contract having similar effect) by virtue of the provision to the Company of clearing bank facilities or overdraft facilities; or

(C)	any Lien over:

(1)

the receivables of a Securitization Entity (and any bank account to which such proceeds are deposited) which are subject to a Non-recourse Securitization as security for Non-recourse Securitization Debt raised by such Securitization Entity in respect of such receivables; and/or

(2)

the shares or other interests owned by the Company or any of its Subsidiaries in any Securitization Entity as security for Non-recourse Securitization Debt raised by such Securitization Entity; provided that the receivables or revenues which are the subject of the relevant Non-recourse Securitization comprise all or substantially all of the business of such Securitization Entity; or

(D)

any Liens on assets acquired by the Company or any of its Subsidiaries after the Issue Date; provided that (i) such Lien was existing or agreed to be created at or before the time the relevant asset was acquired by the Company or any of its Subsidiaries, (ii) such Lien was not created in contemplation of such acquisition, and (iii) the principal amount then secured does not exceed the principal amount of the committed financing then secured (whether or not drawn), with respect to such assets at the time the relevant asset was acquired by the Company or any of its Subsidiaries; or

(E)

any Lien created to secure all or any part of the purchase price, or to secure Quoted Indebtedness incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by the Company after the Issue Date; provided that (i) any such Lien shall extend solely to the item or items of property (or improvement thereon) so acquired or constructed and (ii) the principal amount of Quoted Indebtedness secured by any such Lien shall at no time exceed an amount equal to the fair market value of such property (or any improvement thereon) at the time of such acquisition or construction; or

(F)

any Lien securing Quoted Indebtedness incurred to refinance other indebtedness itself secured by a Lien included in clauses (A), (B), (D) or (E) above, but only if the principal amount of the Quoted Indebtedness is not increased and only the same assets are secured as were secured by the prior Lien; or

(G)

any Lien provided in favor of any bank or governmental (central or local), intergovernmental or supranational body, agency, department or other authority securing any Quoted Indebtedness of the Company under a loan scheme operated by (or on behalf of) Banco Nacional de Desenvolvimento Economico e Social, Finame, Banco de Minas Gerais, any agency or instrumentality of the United States, an OECD Country, Argentina, Brazil, China, India, South

Africa or any supranational entity (such as the European Bank for Reconstruction and Development or the International Finance Corporation) where the provision of such Lien is required for the relevant loan; or

(H)

(1) any Lien created on the shares of capital stock of any of the Company’s subsidiaries, and (2) any Lien created on the assets of any of the Company’s subsidiaries of the type described in (E) above other than shares of capital stock of any of the Company’s subsidiaries; or

(I)	any Lien in favor of the Company or any of its Subsidiaries; or

(J)

any Lien in favor of the United States of America, any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or provisions of any statute; or

(K)

any Lien incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from Federal income taxation pursuant to Section 103(a) of the Internal Revenue Code of 1954, as amended; or

(L)

any Lien securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Indebtedness, if made and continuing in the ordinary course of business; or

(M)

any Lien under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of the Company, or deposits of cash or obligations of the United States of America to secure surety and appeal bonds to which the Company is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or any Lien imposed by law, such as laborers’ or other employees’, carriers’, warehousemen’s, mechanics’, materialmen’s and vendors’ Liens and Liens arising out of judgments or awards against the Company with respect to which the Company at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or any Lien for taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by the Company, or minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens as to the use of real properties, which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in the good faith opinion of the Company, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Company; or

(N)	any Lien relating to collateral provided to any counterparty of the Company in connection with any Hedging Transaction; or

(O)	any extension, renewal, refunding or replacement of the foregoing.

“Person” means any individual, firm, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Qualifying Guarantee” means a direct or indirectly guarantee in respect of any Indebtedness or a direct or indirect indemnity against the consequences of a default in the payment of any Indebtedness, other than, in each case, by endorsement of negotiable instruments, letters of credit or reimbursement agreements in the ordinary course of business.

“Quoted Indebtedness” means any Indebtedness in the form of, or represented by, bonds, notes, debentures, loan stock or other securities and which at the time of issue is, or is of the type ordinarily quoted, listed or dealt in on any stock exchange or over-the-counter market or other securities market (whether or not initially distributed by means of a private placement).

“Rating Agencies” mean Moody’s and S&P; provided that if S&P, Moody’s or any Successor Rating Agency (as defined below) shall cease to be in the business of providing rating services for debt securities generally, the Company shall be entitled to replace any such Rating Agency or Successor Rating Agency, as the case may be, which has ceased to be in the business of providing rating services for debt securities generally with a security rating agency which is in the business of providing rating services for debt securities generally and which is nationally recognized in the United States (such rating agency, a “Successor Rating Agency”).

“Rating Date” means the date which is 60 days prior to the date of the public notice by the Company or another person seeking to effect a Change of Control of an arrangement that, as determined in good faith by the Company, is expected to result in a Change of Control.

“Rating Decline” means the occurrence on any date within the 60-day period following the occurrence of the event specified in clauses (A) or (B) of the definition of a “Change of Control” (which period shall be extended so long as during such period any rating of the notes is under publicly announced consideration for possible downgrade by a Rating Agency; provided that such extension shall not be for more than 30 days) of: (i) in the event the notes are rated by any Rating Agency on the Rating Date below Investment Grade, the rating of the notes by such Rating Agency within such period being at least one rating category below the rating of the notes by such Rating Agency on the Rating Date, (ii) in the event the notes are rated by any Rating Agency on the Rating Date as Investment Grade, the rating of the notes within such period by such Rating Agency being (1) at least two rating categories below the rating of the notes by such Rating Agency on the Rating Date or (2) below Investment Grade or (iii) the notes not being rated by any Rating Agency. In determining how many rating categories the rating of the notes has decreased, gradation will be taken in account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, or from BB to BB-, will constitute a decrease of one rating category).

“Relevant Tax Jurisdiction” means The Netherlands, the United Kingdom, any jurisdiction in which the Company is resident for tax purposes, or any jurisdiction in which the paying agent is incorporated, organized or otherwise resident for tax purposes and, in each case, any political subdivision or any authority thereof or therein having power to tax (and includes, in the event of a merger or consolidation of the Company, any jurisdiction in which the Company or its successor is then incorporated, organized or otherwise resident for Tax purposes, and any political subdivision or any authority thereof or therein having power to tax).

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., or any successor thereto.

“SEC” means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of the Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Entity” means any special-purpose vehicle created for the sole purpose of carrying out, or otherwise used solely for the purpose of carrying out, a Non-recourse Securitization or any other Industrial Subsidiary which is effecting Non-recourse Securitizations.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any of its Subsidiaries from time to time which are customary in relation to Non-recourse Securitizations, including any performance undertakings with respect to servicing obligations or undertakings with respect to breaches of representations or warranties.

“Subsidiary” means any of the Company’s direct or indirect subsidiaries consolidated by the Company in accordance with U.S. GAAP.

“Treasury Subsidiary” means (A) CNH Industrial Finance Europe S.A. and (B) any other Subsidiary of the Company the primary purpose of which is borrowing funds, issuing securities or incurring Indebtedness. For the avoidance of doubt, “Treasury Subsidiary” does not, and shall not be deemed to, include any Financial Services Subsidiary.

“U.S. GAAP” means accounting principles generally accepted in the United States of America.

“Voting Stock” of any Person as of any date means the capital stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

MATERIAL TAX CONSIDERATIONS

Certain U.S. Federal Income Tax Consequences

This section describes the material United States federal income tax consequences of owning the notes we are offering. It applies to you only if you acquire notes in the offering at the offering price and you hold your notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

●	a dealer in securities,

●	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

●	a bank,

●	a life insurance company,

●	a tax-exempt organization,

●	a person that owns notes that are a hedge or that are hedged against interest rate risks,

●	a person that purchases or sells notes as part of a wash sale for tax purposes,

●	a person that owns notes as part of a straddle or conversion transaction for tax purposes, or

●	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

If you purchase notes at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your tax advisor regarding this possibility.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as of the date hereof. These laws are subject to change, possibly on a retroactive basis. In particular, fundamental tax reform has been proposed in the United States, and a holder’s treatment could be affected by such reforms.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds the notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the notes.

Change of Control Triggering Event

If a Change of Control Triggering Event occurs, each holder of notes will be entitled to require us to purchase all or a portion of its notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest thereon until the date of repurchase (see “Description of the Notes — Repurchase at the Option of Holders Upon a Change of Control Triggering Event”). This contingency could potentially subject the notes to special rules that apply to contingent payment debt instruments. These special rules generally require a holder of a contingent payment debt instrument to accrue interest income at a rate higher than the stated interest rate on the debt instrument and to treat as interest income (rather than capital gain) any gain recognized on a sale, exchange or retirement of the debt before the resolution of the contingencies.

Notwithstanding the possibility of such contingent payments, under applicable United States Treasury regulations, payments on a note that are subject to a remote or incidental contingency may be ignored. We believe that the prospect of a Change of Control Triggering Event occurring should be considered a remote or incidental contingency, and, therefore, that the notes are not subject to the rules governing contingent payment debt instruments. For the purpose of filing tax or information returns with the Internal Revenue Service (the “IRS”), we will not treat the notes as contingent payment debt instruments. Our determination that the notes are not contingent payment debt instruments is binding on you, unless you explicitly disclose in the manner required by applicable United States Treasury regulations that your determination is different from ours. It is possible, however, that the IRS may take a contrary position from that described above, in which case the timing and character of your income from the notes may be different from those described herein.

Please consult your own tax advisor concerning the consequences of owning these notes in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a note and you are:

●	a citizen or resident of the United States,

●	a domestic corporation (or other entity treated as a domestic corporation for United States federal income tax purposes),

●	an estate whose income is subject to United States federal income tax regardless of its source, or

●

a trust (1) if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (2) that has validly elected to be treated as a United States person for United States federal income tax purposes.

If you are not a United States holder, this subsection does not apply to you and you should refer to “United States Alien Holders” below.

Payments of Interest

You will be taxed on interest on your note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Interest paid by us on the notes is income from sources outside the United States and will, depending on your circumstances, be either “passive” or “general” income for purposes of the rules regarding the foreign tax credit allowable to a United States holder.

Purchase, Sale and Retirement of the Notes

A United States holder’s tax basis in the notes generally will be its cost. A United States holder will generally recognize U.S. source capital gain or loss on the sale or retirement of a note equal to the difference between the amount realized on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and such United States holder’s tax basis in the note. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where such United States holder has a holding period greater than one year. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning such limitations.

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its interest income and its net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

United States Alien Holders

This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are a beneficial owner of a note and you are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note.

If you are a United States holder, this subsection does not apply to you.

Payments of Interest

Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a note interest on a note paid to you is exempt from United States federal income tax, including withholding tax, whether or not you are engaged in a trade or business in the United States, unless:

•	you are an insurance company carrying on a United States insurance business to which the interest is attributable, within the meaning of the Internal Revenue Code, or you both

•	have an office or other fixed place of business in the United States to which the interest is attributable and

•

derive the interest in the active conduct of a banking, financing or similar business within the United States, or are a corporation with a principal business of trading in stocks and securities for its own account.

Purchase, Sale, Retirement and Other Disposition of the Notes

If you are a United States alien holder of a note, you generally would not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of a note unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

For purposes of the United States federal estate tax, the notes will be treated as situated outside the United States and will not be includible in the gross estate of a holder who is neither a citizen nor a resident of the United States at the time of death.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the notes.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder, information reporting requirements, on IRS Form 1099, generally would apply to payments of principal and interest on a note within the United States, and the payment of proceeds to you from the sale of a note effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of interest payments) are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a United States alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to payments of principal and interest made to you outside the United States by us or another non-United States payor. You are also generally exempt from backup withholding and information reporting requirements in respect of payments of principal and interest made within the United States and the payment of the proceeds from the sale of a note effected at a United States office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of a note effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Certain Netherlands Tax Consequences

This is a general summary and the tax consequences as described here may not apply to all holders of notes. Any potential investors should consult their own tax advisers for more information about the tax consequences of acquiring, owning and disposing of the notes in their particular circumstances.

For Netherlands tax purposes, a holder of notes may include an individual who, or an entity that, does not have the legal title to the notes, but to whom nevertheless the notes, or the income thereof, are attributed based either on such individual or entity owning a beneficial interest in the notes or based on specific statutory provisions. These include statutory provisions pursuant to which notes are attributed to (i) an individual whose partner is a holder of notes or of whom other persons sharing such individual’s house or household or certain other of such holder’s relatives (including foster children) are holders of notes, (ii) the (deemed) settlor, grantor or similar originator (the “Settlor”) of a trust, foundation or similar arrangement (a “Trust”) holding notes, or (iii) an individual who has directly or indirectly inherited from a person who was the Settlor of a Trust holding notes.

This taxation summary solely addresses the principal Netherlands withholding tax and income tax consequences of the acquisition, the ownership and disposition of the notes issued by CNH Industrial N.V. after the date hereof held by a holder of the notes who is not a resident of the Netherlands for Netherlands tax purposes. It does not consider every aspect of taxation that may be relevant to a particular holder of the notes under special circumstances or who is subject to special treatment under applicable law. In particular, the summary does not address the tax consequences of holders of notes receiving income or realising capital gains in respect of the notes in their capacity as (former) employee, (former) director and/or (former) supervisory director. Where in this summary English terms and expressions are used to refer to Netherlands concepts, the meaning to be attributed to such terms and expressions shall be the meaning to be attributed to the equivalent Netherlands concepts under Netherlands tax law.

This summary is based on the tax laws of the Netherlands as they are in force and in effect on the date of this prospectus supplement. The Netherlands means the part of the Kingdom of the Netherlands located in Europe. This summary does not address the tax consequences of any holder of Notes who is a resident of any non-European part of the Kingdom of the Netherlands. The laws upon which this summary is based are subject to change, potentially with retroactive effect. A change to such laws may invalidate the contents of this summary, which will not be updated to reflect any such change. This summary assumes that each transaction with respect to the notes is at arm’s length.

Withholding Tax

All payments by CNH Industrial N.V. under the notes can be made free of withholding or deduction of any taxes of whatever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein.

Taxes on Income and Capital Gains

A holder of notes will not be subject to any Netherlands taxes on income or capital gains in respect of the notes, including such tax on any payment under the notes or in respect of any gain realised on the disposal, deemed disposal or exchange of the notes, provided that:

(i)	such holder is neither a resident nor deemed to be a resident of the Netherlands;

(ii)

such holder does not have an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands, and to which enterprise or part of an enterprise, as the case may be, the notes are attributable;

(iii)

if such holder is an individual, such holder has no substantial interest or fictitious substantial interest in CNH Industrial N.V. and/or any other entity that legally or de facto, directly or indirectly, has control of the proceeds of the notes in the Netherlands. For purposes of this clause (iii), a substantial interest in CNH Industrial N.V. or such other entity (in each case an “Entity”) is generally not present if a holder does not hold, alone or together with the holder’s spouse, partner, or a person deemed to be such holder’s partner, whether directly or indirectly, (a) the ownership of, certain other rights, such as usufruct, over, or rights to acquire (whether or not already issued), shares representing five per cent. or more of the total issued and outstanding capital (or the issued and outstanding capital of any class of shares) of the Entity; (b) the ownership of, or certain other rights, such as usufruct, over profit participating certificates (winstbewijzen) or membership rights in the Entity that relate to five per cent. or more of the annual profit of the Entity or to five per cent. or more of the liquidation proceeds of the Entity; or (c) membership rights representing five per cent. or more of the voting rights in the Entity’s general meeting;

(iv)

if such holder is a company, such holder has no substantial interest or fictitious substantial interest in CNH Industrial N.V., or if such holder has a substantial interest in CNH Industrial N.V., (a) such substantial interest is not held with the avoidance of Netherlands income tax or dividend withholding tax as (one of) the main purpose(s), or (b) such holder does not form part of an artificial structure or series of structures (such as structures which are not put into place for valid business reasons reflecting economic reality). For purposes of this clause (iv), a substantial interest is generally not present if a holder does not hold, whether directly or indirectly, (a) the ownership of, certain other rights, such as usufruct, over, or rights to acquire (whether or not already issued) shares representing five per cent. or more of the total issued and outstanding capital (or of the issued and outstanding capital of any class of shares) of CNH Industrial N.V.; or (b) the ownership of, or certain other rights, such as usufruct, over profit participating certificates (winstbewijzen) that relate to five per cent. or more of the annual profit of CNH Industrial N.V. or to five per cent. or more of the liquidation proceeds of CNH Industrial N.V.; and

(v)

if such holder is an individual, such income or capital gain does not form a “benefit from miscellaneous activities” in the Netherlands (resultaat uit overige werkzaamheden) which, for instance, would be the case if the activities in the Netherlands with respect to the notes exceed “normal active asset management” (normaal, actief vermogensbeheer).

Residence

A holder of notes will not be treated as a resident of the Netherlands by reason only of the holding of the notes or the execution, performance, delivery and/or enforcement of the notes.

Registration Tax, Capital Tax and Stamp Duty There is no Netherlands registration tax, capital tax, stamp duty or any other similar tax or duty payable in the Netherlands by a holder of the notes in respect of or in connection with the execution, delivery and/or enforcement by legal proceedings (including any foreign judgment in the courts of the Netherlands) of the notes or the performance of the obligations of CNH Industrial N.V. under the notes.

Certain United Kingdom Tax Consequences

This section describes the material United Kingdom tax consequences of ownership of Notes for holders of Notes with no connection to the U.K. other than the holding of Notes, specifically the U.K. rules on (i) withholding on account of income tax and reporting of income and (ii) stamp duty and stamp duty reserve tax (“SDRT”). It does not purport to be a complete analysis of all potential U.K. tax consequences of ownership of the notes. This section is based on current U.K. tax law and what is understood to be the current practice of H.M. Revenue and Customs (“HMRC”), as well as on applicable tax treaties. This law and practice and these treaties are subject to change, possibly on a retroactive basis.

Prospective noteholders should consult their own tax advisors on the U.K. tax consequences of owning and disposing of notes in their particular circumstances.

Withholding from interest payments

Provided that the notes are and continue to be listed on a “recognised stock exchange” for the purposes of Section 1005 Income Tax Act 2007 (the “ITA”), payments of interest may be made without deduction of U.K. income tax. The New York Stock Exchange is a “recognised stock exchange” for these purposes. The notes will be treated as listed on the New York Stock Exchange if they are both admitted to trading on the New York Stock Exchange and are officially listed in accordance with provisions corresponding to those generally applicable in countries in the European Economic Area.

Interest on the notes may also be paid without withholding or deduction for or on account of U.K. income tax where CNH Industrial N.V. reasonably believes (and any person by or through whom interest on the notes is paid reasonably believes) at the time the payment is made that (a) the person beneficially entitled to the interest is a U.K. resident company or a non U.K. resident company that carries on a trade in the United Kingdom through a permanent establishment and the payment is one that the non U.K. resident company is required to bring into account when calculating its profits subject to U.K. corporation tax; or (b) the person to whom the payment is made is one of the further classes of bodies or persons, and meets any relevant conditions, set out in Sections 935-937 of the ITA, provided that in either case HMRC has not given a direction, the effect of which is that the payment may not be made without that withholding or deduction.

In other cases interest payments are expected to be required to be made by CNH Industrial N.V. under deduction of U.K. income tax at the basic rate (currently 20 percent) on the basis that they have a U.K. source, subject to the availability of other reliefs under domestic law or to any direction to the contrary from HMRC in respect of such relief as may be available pursuant to the provisions of any applicable double tax treaty.

The attention of holders of the notes is drawn to “Description of the Notes—Payment of Additional Amounts.”

Stamp duty and stamp duty reserve tax

No liability to U.K. stamp duty will arise on the issue of notes to holders. CNH Industrial N.V. will not maintain any register of the notes in the U.K. and, accordingly, (i) U.K. stamp duty will not normally be payable in connection with a transfer of the notes, provided that the instrument of transfer is executed and retained outside the U.K. and no other action is taken in the U.K. by the transferor or transferee, and (ii) no U.K. SDRT will be payable in respect of the issue of or any agreement to transfer the notes. In any event, the notes are expected to fall within an exemption for debt instruments, so there should be no charge to U.K. stamp duty or SDRT for a purchaser on any subsequent transfer of the notes.

Information Reporting

Information relating to securities may be required to be provided to HMRC in certain circumstances. This may include the value of the securities, details of the holders or beneficial owners of the securities (or the persons for whom the securities are held), details of the persons to whom payments derived from the securities are or may be paid and information and documents in connection with transactions relating to the securities. Information may be required to be provided by, amongst others, the holders of the securities, persons by (or via) whom payments derived from the securities are made or who receive (or would be entitled to receive) such payments, persons who effect or are a party to transactions relating to the securities on behalf of others and certain registrars or administrators.

In certain circumstances, the information obtained by HMRC may be provided to tax authorities in other countries.

UNDERWRITING

Subject to the terms and conditions in the underwriting agreement among us, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the underwriters named below, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the respective principal amount of the notes that appears opposite its name in the table below:

Underwriters	Principal Amount of Notes
J.P. Morgan Securities LLC	$125,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	125,000,000
Wells Fargo Securities, LLC	125,000,000
BBVA Securities Inc.	62,500,000
Natixis Securities Americas LLC	62,500,000

Total	$500,000,000

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase notes from us, are several and not joint. The underwriters have agreed to purchase all of the notes if any of them are purchased.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to 0.400% of the principal amount of notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to 0.250% of the principal amount of the notes to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

We estimate that our share of the total expenses of the offering, excluding the underwriting discount, will be approximately $1,200,000.

We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering of notes (expressed as a percentage of the principal amount of the notes):

Paid by CNHI
Per 3.850% Note due 2027	0.650%

The notes are a new issue of securities with no established trading market. We will apply to list the notes on the New York Stock Exchange. The underwriters have advised us that they intend to make a market in the notes, as permitted by applicable laws and regulations; however, the underwriters are not obligated to do so and they may discontinue their market-making activities at any time without notice. Accordingly, an active public trading market for the notes may not develop, and the market price and liquidity of the notes may be adversely affected.

In connection with the offering, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. The underwriters are not required to engage in stabilizing or syndicate covering transactions and if they engage in such transactions, they may discontinue them at any time.

The underwriters expect that delivery of the notes, in book-entry form, will be made against payment on or about November 14, 2017, which will be the third business day following the date of this prospectus supplement (such settlement being referred to as “T+3”), through the facilities of DTC. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of this prospectus supplement will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of this prospectus supplement should consult their advisors.

The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. For example, certain of the underwriters or their respective affiliates are lenders under certain of our, or our affiliates’, credit facilities.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

The notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale are permitted.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Member State; the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the Netherlands

Each underwriter has represented, warranted and agreed, and each further underwriter appointed will be required to represent, warrant and agree, that unless the relevant terms of the notes specify that Article 5:20(5) of the Dutch Financial Supervision Act (Wet op het financieel toezicht) is not applicable, it will not make an offer of notes to the public in the Netherlands in reliance on Article 3(2) of the Prospectus Directive (as defined under “— Notice to Prospective Investors in the European Economic Area” above) unless (i) such offer is made exclusively to persons or entities which are qualified investors as defined in the Dutch Financial Supervision Act or (ii) standard exemption wording is disclosed as required by Article 5:20(5) of the Dutch Financial Supervision Act; provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Notice to Prospective Investors in Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in the Notes described herein. The Notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Japan

The Notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the Notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Hong Kong

Each Dealer:

(a)

has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes, except for Notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(b)

has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of Hong Kong) and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

This Prospectus Supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”).

Accordingly, each Dealer has not offered or sold any Notes or caused such Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such Notes or cause such Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this Prospectus Supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA, except:

(i)

to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Dubai International Financial Centre

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This Prospectus Supplement does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the Notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The Notes may not be offered for sale, nor may application for the sale or purchase or any Notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this Prospectus Supplement nor any other offering material or advertisement relating to the Notes may be distributed or published in Australia unless, in each case:

(a)

the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the Notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)

the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)

the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)	the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

(e)	such action does not require any document to be lodged with ASIC or the ASX.

ENFORCEMENT OF CIVIL LIABILITY JUDGMENTS

CNH Industrial N.V. is a naamloze vennootschap incorporated in and under the laws of the Netherlands with its corporate seat in the Netherlands and with its principal office at 25 St. James’s Street, London, SW1A 1HA, United Kingdom. A majority of its directors and senior management currently reside outside the United States. All or a substantial portion of our assets and the assets of these individuals are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon non-U.S. resident directors or officers or upon CNH Industrial N.V.

The Netherlands

Judgments of U.S. courts are not enforceable in the Netherlands. Under current practice, however, a Dutch court will generally uphold and consider as conclusive evidence a final and conclusive judgment for the payment of money rendered by a U.S. court and not rendered by default, provided that the Dutch court finds that:

●	the jurisdiction of the U.S. court has been based on grounds that are internationally acceptable;

●	the final judgment results from proceedings compatible with Dutch concepts of due process;

●	the final judgment does not contravene public policy of the Netherlands; and

●	the final judgment has not been rendered in proceedings of a penal, revenue or other public law nature.

If a Dutch court upholds and regards as conclusive evidence the final judgment, that court generally will grant the same judgment without litigating again on the merits.

England

The United States and England currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Consequently, a final judgment for payment rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon U.S. federal securities laws, would not automatically be enforceable in England. In order to enforce any U.S. judgment in England, proceedings must be initiated by way of common law action before a court of competent jurisdiction in England. In a common law action, an English court generally will not reinvestigate the merits of the original matter decided by a U.S. court and may order summary judgment on the basis that there is no arguable defense to the claim for payment. The entry of an enforcement order by an English court is conditional, among other things, upon the following:

●	the U.S. court having had jurisdiction over the original proceeding according to English conflict of laws principals;

●	the judgment being final and conclusive on the merits and being for a debt or a definite sum of money;

●	the judgment not contravening English public policy;

●	the judgment being not for a sum payable in respect of taxes or other charges of a like nature, or in respect of a fine or penalty;

●	the judgment is not arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained; and

●	the judgment having not been obtained by fraud or in breach of the principles of natural justice.

Enforcement proceedings would normally have to be required to be commenced within six (6) years of the date of the judgment. In addition, it is questionable whether an English court would accept jurisdiction and impose civil liability if proceedings were commenced in England predicated solely upon U.S. federal securities law.

CNH Industrial N.V. may comply with a U.S. judgment voluntarily, but, if it were not to do so, you would have to apply to a Dutch or English court for an original judgment. Consequently, it could prove difficult to enforce civil liabilities solely based on U.S. securities law in the Netherlands or England. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in the Netherlands or England.

VALIDITY OF THE NOTES

The validity of the notes offered by this prospectus supplement and the accompanying prospectus under New York law will be passed upon for us by Sullivan & Cromwell LLP and for the underwriters by Latham & Watkins LLP. Certain matters of Dutch law will be passed upon for us by Freshfields Bruckhaus Deringer LLP.

EXPERTS

The consolidated financial statements of CNH Industrial N.V. and subsidiaries appearing in CNH Industrial N.V.’s Annual Report on Form 20-F for the year ended December 31, 2016, and the effectiveness of CNH Industrial N.V.’s internal control over financial reporting as of December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows CNH Industrial N.V. to “incorporate by reference” the information CNH Industrial N.V. files with the SEC (other than information that is deemed “furnished” to the SEC) which means that CNH Industrial N.V. can disclose important information to you by referring to those documents, and later information that CNH Industrial N.V. files with the SEC will automatically update and supersede that information as well as the information contained in this prospectus supplement and the accompanying prospectus. CNH Industrial N.V. incorporates by reference the documents listed below (File No. 001-36085):

●	Annual Report on Form 20-F for the year ended December 31, 2016 filed on March 2, 2017;

●	Quarterly Report for the three months ended March 31, 2017 (prepared in accordance with U.S. GAAP) in Exhibit 99.1 to the Form 6-K furnished on May 5, 2017;

●	Quarterly Report for the three and six months ended June 30, 2017 (prepared in accordance with U.S. GAAP) in Exhibit 99.1 to the Form 6-K/A furnished on August 4, 2017; and

●	Quarterly Report for the three and nine months ended September 30, 2017 (prepared in accordance with U.S. GAAP) in Exhibit 99.1 to the Form 6-K furnished on November 6, 2017.

All documents filed by CNH Industrial N.V. with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (except for information in these documents or filings that is deemed “furnished” to the SEC) and, to the extent designated therein, reports on Form 6-K that CNH Industrial N.V. furnishes to the SEC after the date of this prospectus supplement and prior to the termination of the offering contemplated in this prospectus supplement, shall be incorporated by reference in this prospectus supplement and be a part hereof from the date of filing or furnishing of such documents. CNH Industrial N.V. will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus supplement excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from CNH Industrial N.V., 25 St. James’s Street, London, SW1A 1HA, United Kingdom, Attention: Corporate Secretary, Telephone +44 1268 533000, or you may obtain them from CNH Industrial N.V.’s corporate website at www.cnhindustrial.com. Except for the documents specifically incorporated by reference into this prospectus supplement, information contained on CNH Industrial N.V.’s website or that can be accessed through its website does not constitute a part of this prospectus supplement. CNH Industrial N.V. has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

PROSPECTUS

CNH Industrial N.V.

Debt Securities

CNH Industrial N.V. may offer and sell debt securities from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference in this prospectus.

You should read this prospectus, the supplements to this prospectus and any incorporated documents carefully before you invest in any of the debt securities. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

CNH Industrial N.V. may offer and sell these securities through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis. The accompanying prospectus supplement will set forth information regarding the underwriters, dealers or agents involved in the sale of the debt securities for which this prospectus is being delivered. See “Plan of Distribution” for possible indemnification arrangements for underwriters, agents and their controlling persons.

We list our common stock on the New York Stock Exchange under the symbol “CNHI” and on the Mercato Telematico Azionario, organized and managed by Borsa Italiana S.p.A. under the symbol “CNHI.MI”.

Investing in the debt securities involves certain risks. See “Risk Factors” referred to on page 1 and the information incorporated by reference in this prospectus and the accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 11, 2015.

Unless otherwise indicated or the context otherwise requires, as used in this prospectus, (1) the terms “the Company,” “we,” and “our,” refer to CNH Industrial N.V. together with its consolidated subsidiaries, (2) the term “CNH Industrial” refers to CNH Industrial N.V. (excluding its consolidated subsidiaries), (3) the term “Fiat Industrial” refers to, prior to its merger with and into CNH Industrial completed on September 29, 2013, Fiat Industrial S.p.A., and (4) the term “CNH Global” refers to, prior to its merger with and into CNH Industrial completed on September 29, 2013, CNH Global N.V.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 2 of this prospectus.

CNH Industrial is responsible only for the information contained in this prospectus, any prospectus supplement, any related free writing prospectus issued or authorized by CNH Industrial and the documents incorporated by reference in this prospectus or any prospectus supplement. CNH Industrial has not authorized anyone to provide you with any other information, and CNH Industrial takes no responsibility for any other information that others may give you. CNH Industrial is offering to sell the securities only under the circumstances and in jurisdictions where offers and sales are permitted. The information contained in this prospectus, any prospectus supplement and in the documents incorporated herein or therein by reference is accurate only as of the date of those respective documents, regardless of the time of delivery of those documents or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since the date of those respective documents.

Currency amounts in this prospectus are stated in United States dollars, unless indicated otherwise.

i

RISK FACTORS

Investing in the securities to be offered by this prospectus and any applicable prospectus supplement involves risk. Before investing in any securities offered hereby, you should consider carefully each of the risk factors set forth in the applicable prospectus supplement and any applicable free writing prospectus, if any, and the documents incorporated by reference herein and therein (see “Where You Can Find More Information” in this prospectus below). Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

All statements other than statements of historical fact contained in this prospectus, including statements regarding our competitive strengths; business strategy; future financial position or operating results; budgets; projections with respect to revenue, income, earnings (or loss) per share, capital expenditures, dividends, capital structure or other financial items; costs; and plans and objectives of management regarding operations and products, are forward-looking statements. These statements may include terminology such as “may,” “will,” “expect,” “could,” “should,” “intend,” “estimate,” “anticipate,” “believe,” “outlook,” “continue,” “remain,” “on track,” “design,” “target,” “objective,” “goal,” “forecast,” “projection,” “prospects,” “plan,” or similar terminology. Forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict. If any of these risks and uncertainties materialize or other assumptions underlying any of the forward-looking statements prove to be incorrect the actual results or developments may differ materially from any future results or developments expressed or implied by the forward-looking statements.

Factors, risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements, including, among others: the many interrelated factors that affect consumer confidence and worldwide demand for capital goods and capital goods-related products; general economic conditions in each of our markets; changes in government policies regarding banking, monetary and fiscal policies; legislation, particularly relating to capital goods-related issues such as agriculture, the environment, debt relief and subsidy program policies, trade and commerce and infrastructure development; government policies on international trade and investment, including sanctions, import quotas, capital controls and tariffs; actions of competitors in the various industries in which we compete; development and use of new technologies and technological difficulties; compliance requirements imposed if additional engine emissions legislation and/or regulations are adopted; production difficulties, including capacity and supply constraints and excess inventory levels; labor relations; interest rates and currency exchange rates; inflation and deflation; energy prices; housing starts and other construction activity; our ability to obtain financing or to refinance existing debt; a decline in the price of used vehicles; the resolution of pending litigation and investigations; the evolution of our contractual relations with Kobelco Construction Machinery Co., Ltd. and Sumitomo (S.H.I.) Construction Machinery Co., Ltd.; our pension plans and other post-employment obligations; political and civil unrest; volatility and deterioration of capital and financial markets, including further deterioration of the Eurozone sovereign debt crisis, other similar risks and uncertainties and our success in managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date on which such statements are made.

Furthermore, in light of ongoing difficult macroeconomic conditions, both globally and in the industries in which we operate, it is particularly difficult to forecast our results and any estimates or forecasts of particular periods that we provide are uncertain. Accordingly, investors should not place undue reliance on such forward-looking statements. We can give no assurance that the expectations reflected in our forward-looking statements will prove to be correct. Our outlook is based upon assumptions, which are sometimes based upon estimates and data received from third parties. Such estimates and data are often revised. Our actual results could differ materially from those anticipated in such forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

CNH Industrial is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and files reports, including annual reports on Form 20-F, and furnishes reports on Form 6-K and other information with or to the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. These may be read without charge and copied, upon payment of prescribed rates, at the public reference facility maintained by the SEC at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. To obtain information on the operation of the public reference facility, you can call the SEC at 1-800-SEC-0330. Any SEC filings may also be accessed by visiting the SEC’s website at www.sec.gov.

CNH Industrial has filed with the SEC a registration statement on Form F-3 relating to the securities. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s internet site referred to above.

The SEC allows CNH Industrial to “incorporate by reference” the information CNH Industrial files with the SEC (other than information that is deemed “furnished” to the SEC), which means that CNH Industrial can disclose important information to you by referring to those documents, and later information that CNH Industrial files with the SEC will automatically update and supersede that information as well as the information contained in this prospectus. CNH Industrial incorporates by reference the documents listed below (File No. 001-36085):

(1)	Annual Report on Form 20-F for the year ended December 31, 2014 filed on March 4, 2015.

(2)	Exhibit 99.1 to the reports on Form 6-K furnished on (i) May 8, 2015, containing CNH Industrial’s quarterly report for the quarter ended March 31, 2015 prepared under U.S. GAAP, and (ii) August 6, 2015, containing CNH Industrial’s quarterly report for the three and six months ended June 30, 2015 prepared under U.S. GAAP.

All documents filed by CNH Industrial with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (except for information in these documents or filings that is deemed “furnished” to the SEC) and, to the extent designated therein, reports on Form 6-K that we furnish to the SEC after the date of this prospectus and prior to the termination of the offering contemplated in this prospectus shall be incorporated by reference in this prospectus and be a part hereof from the date of filing or furnishing of such documents. CNH Industrial will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from CNH Industrial N.V., 25 St. James’s Street, London, SW1A 1HA, United Kingdom, Attention: Corporate Secretary, Telephone +44 1268 533000, or you may obtain them from CNH Industrial’s corporate website at www.cnhindustrial.com. Except for the documents specifically incorporated by reference into this prospectus, information contained on CNH Industrial’s website or that can be accessed through its website does not constitute a part of this prospectus. CNH Industrial has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

ABOUT CNH INDUSTRIAL N.V.

CNH Industrial is the company formed by the business combination transaction, completed on September 29, 2013, between Fiat Industrial and its subsidiary CNH Global. We are a leading global capital goods company engaged in the design, production, marketing, sale and financing of agricultural and construction equipment, trucks, commercial vehicles, buses and specialty vehicles for firefighting, defense and other uses, as well as engines, transmissions and axles for those vehicles and engines for marine and power generation applications. We have industrial and financial services companies located in 45 countries and a commercial presence in approximately 190 countries around the world. CNH Industrial is incorporated in, and under the laws of, the Netherlands, with its principal office at 25 St. James’s Street, London, SW1A 1HA, United Kingdom (telephone number: +44 1268 533000).

USE OF PROCEEDS

Unless otherwise indicated in any prospectus supplement, CNH Industrial intends to add the net proceeds from the sale of any securities to its general funds and to use them for working capital and other general corporate purposes.

SELECTED FINANCIAL DATA AND RATIO OF EARNINGS TO FIXED CHARGES

The following selected consolidated financial data as of December 31, 2014 and 2013, and for each of the three years ended December 31, 2014, 2013 and 2012, have been derived from and should be read in conjunction with our audited, consolidated financial statements included in “Item 18. Financial Statements” in our annual report on Form 20-F for the year ended December 31, 2014, which is incorporated by reference into this prospectus. This data should also be read in conjunction with “Item 5. Operating and Financial Review and Prospects” in our annual report on Form 20-F for the year ended December 31, 2014, which is incorporated by reference into this prospectus. The following selected consolidated financial data as of and for the six months ended June 30, 2015 should be read in conjunction with our unaudited, condensed consolidated financial statements included in Exhibit 99.1 to our report on Form 6-K furnished on August 6, 2015, containing our quarterly report for the three and six months ended June 30, 2015, which is also incorporated by reference into this prospectus. These consolidated financial statements are prepared in accordance with U.S. GAAP.

Because the mergers of Fiat Industrial and CNH Global with and into CNH Industrial represent a “business combination involving entities or businesses under common control”, it is outside the scope of application of Accounting Standards Codification 805—Business Combinations. Accordingly, no adjustments were made to the carrying amounts of the assets and liabilities of Fiat Industrial. Financial data as of and for the years ended December 31, 2012 and 2011 represent the consolidated information of Fiat Industrial and have been restated so as to be in compliance with U.S. GAAP. The only significant accounting effect of the mergers of Fiat Industrial and CNH Global with and into CNH Industrial was the post-merger attribution to owners of the parent company of the previous noncontrolling interests in CNH Global N.V. As a result of the mergers of Fiat Industrial and CNH Global with and into CNH Industrial, $1,053 million of noncontrolling interests were reclassified to equity attributable to the parent.

Selected consolidated financial data as of and for the year ended December 31, 2010 have been omitted because it cannot be made available without unreasonable effort and expense. Fiat Industrial was created on January 1, 2011 as a result of the demerger effected by Fiat S.p.A. (which, effective October 12, 2014, was merged with and into Fiat Chrysler Automobiles N.V.) under Article 2506 of the Italian Civil Code. The financial information for Fiat S.p.A. for 2010 had been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

	For the Six Months Ended June 30,	For the Years Ended December 31,
	2015	2014	2013	2012	2011
	(in millions, except per share and ratio data)
Consolidated Statement of Operations Data:
Revenues:
Net sales	$12,259	$31,196	$32,632	$31,529	$32,224
Finance and interest income	$659	$1,359	$1,204	$1,272	$1,256

Total revenues	$12,918	$32,555	$33,836	$32,801	$33,480

Net income	$145	$708	$828	$876	$639

Net income attributable to CNH Industrial N.V.	$146	$710	$677	$756	$545

Earnings per share attributable to CNH Industrial N.V.:

Basic earnings per common share	$0.11	$0.52	$0.54	$0.62	$0.42

Diluted earnings per common share	$0.11	$0.52	$0.54	$0.62	$0.42

Basic and diluted earnings per preference share	—	—	—	—	$0.42

Basic and diluted earnings per savings share	—	—	—	—	$0.49

Cash dividends declared per common share(1)	$0.21	$0.28	$0.29	$0.25	—

Cash dividends declared per preference share(1)	—	—	—	$0.25	—

Cash dividends declared per savings share(1)	—	—	—	$0.31	—

Ratio of Earnings to Fixed Charges(2)	1.61	1.85	2.15	2.17	1.90

	As of June 30,	As of December 31,
	2015	2014	2013	2012	2011
	(in millions)
Consolidated Balance Sheet Data:

Total assets(3)	$48,848	$51,824	$53,739	$48,862	$47,894

Share capital(4)	$25	$25	$25	$2,565	$2,557

Common shares outstanding	1,361	1,355	1,350	1,223	1,092

Special voting shares outstanding	414	415	469	—	—

Preference shares outstanding	—	—	—	—	103

Savings share outstanding	—	—	—	—	80

Equity	$4,838	$4,961	$4,955	$4,825	$4,857

(1)	For each of 2015 and 2014, the CNH Industrial dividend declared was €0.20 per common share. For 2013, the Fiat Industrial dividend declared was €0.225 per ordinary share. For 2012, the declared dividend was €0.185, €0.185 and €0.2315 per share for ordinary share, preference share and savings share, respectively.

The cash dividend for 2015 and 2014 were paid on April 29, 2015 and April 30, 2014, respectively, and shareholders who held common shares traded on the NYSE on the applicable record date received the dividend in U.S. dollars at the USD/EUR exchange rate reported by the European Central Bank on April 16, 2015 ($0.2142) and April 17, 2014 ($0.2771), respectively. The cash dividend declared for 2012 and 2013 was paid in euro on April 26, 2012 and April 25, 2013, respectively, and has been translated into

U.S. dollars at the noon buying rate in the City of New York for cable transfers in euros as certified by the Federal Reserve Bank of New York for customs purposes on the respective payment date.

(2)	For the purpose of calculating the ratios of earnings to fixed charges, “earnings” is the amount resulting from the sum of (i) pretax income (loss) from continuing operations before adjustment for noncontrolling interests in consolidated subsidiaries or income (loss) from equity investees, (ii) fixed charges, (iii) amortization of capitalized interest, (iv) distributed income of equity investees and (v) the share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, less (x) interest capitalized, (y) preference security dividend requirements of consolidated subsidiaries and (z) noncontrolling interests in pretax income of subsidiaries that have not incurred fixed charges. Fixed charges means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts, and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference security dividend requirements of consolidated subsidiaries.

(3)	Certain prior period amounts have been reclassified to conform to the current presentation of debt issuance costs in the consolidated balance sheets following the adoption of a new guidance, effective January 1, 2016.

(4)	Share capital is a component of Equity. Upon the completion of the mergers of Fiat Industrial and CNH Global with and into CNH Industrial on September 29, 2013, CNH Industrial issued 1,348,867,772 common shares and 474,474,276 special voting shares with a par value of €0.01 each. At December 31, 2012 and 2011, share capital of Fiat Industrial amounted to $2,565 million and $2,557 million, respectively. Following the resolution adopted by shareholders at an extraordinary general meeting held on April 5, 2012, 103,292,310 preference shares and 79,912,800 savings shares of Fiat Industrial were converted into 130,241,397 ordinary shares with a nominal value of €1.57 per share on May 21, 2012. Before the conversion, the par value of common share, preference and savings share was €1.50 per share.

DESCRIPTION OF DEBT SECURITIES

Please note that in this section entitled “Description of Debt Securities,” references to “holders” mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

The following description summarizes the material provisions of the indenture and the debt securities to be issued under the indenture, respectively. This description is not complete and is subject to, and is qualified in its entirety by reference to, the indenture under which the debt securities are issued and the Trust Indenture Act of 1939, as amended, which we refer to as the TIA. You should read the Indenture (defined below) carefully for provisions that may be important to you.

The specific terms of any series of debt securities will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. The form of indenture has been filed as an exhibit to our SEC registration statement relating to this prospectus. References to our Indenture in this section mean the form of indenture filed as an exhibit to the registration statement of which this prospectus forms a part, such form of indenture having not been executed as of the date of this prospectus.

The definitions of most of the capitalized terms used in the following summaries are set forth below under “—Certain Definitions.” For purposes of this section, references to the Company refer only to CNH Industrial and not its Subsidiaries.

General

The debt securities will be issued under the Indenture described below (a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part), as it may be supplemented or amended from time to time, and will rank equally with all of our other senior unsecured and unsubordinated debt. Except as otherwise described in the applicable prospectus supplement, the debt securities will not be secured by any property or assets of ours or any of our subsidiaries. Thus, by owning a debt security, you will be an unsecured creditor of CNH Industrial.

The Indenture

The debt securities will be governed by a document called an indenture. The Indenture is a contract between us and a trustee. The trustee has two main roles:

•	First, the trustee can enforce your rights against us if we default on our obligations under the Indenture. There are some limitations on the extent to which the trustee acts on your behalf, which we describe below under “—Default, Remedies and Waiver of Default.”

•	Second, the trustee performs administrative duties for us, such as sending interest payments and notices.

We May Issue Many Series of Debt Securities

We may issue as many distinct series of debt securities under the Indenture as we wish. We may issue the debt securities in one or more series with the same or various maturities, at par or a premium or with original issue discount. An original issue discount security means a debt security which provides for an amount less than the principal amount thereof to be due and payable upon any declaration of acceleration of the maturity of such debt security pursuant to the Indenture. For a discussion of acceleration, see
“—Default, Remedies and Waiver of Default—Certain Remedies If an Event of Default Occurs.” The provisions of the Indenture will allow us not only to issue debt securities with terms different from those of debt securities previously issued under the Indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series.

This section of the prospectus summarizes terms of the securities that will apply generally to all series, unless otherwise specified in the applicable prospectus supplement. We will describe most of the financial and other specific terms of a series in the applicable prospectus supplement accompanying this prospectus. Those terms may vary from the terms described herein. As you read this section of the prospectus, please remember that the specific terms of your debt security will be described in an accompanying prospectus supplement relating to your debt security and, if applicable, modify or replace the general terms described in this section. If there are any differences between the accompanying prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

When we refer to a series of debt securities, we mean a series of debt securities issued under the Indenture. When we refer to the prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase.

Amounts That We May Issue

At or prior to the time of offering of our debt securities, we will appoint a trustee under the Indenture. We will identify that trustee in the applicable prospectus supplement. The Indenture provides that debt securities in separate series may be issued from time to time without limitation as to the principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We may issue debt securities and other securities up to the aggregate amount authorized by us for each series, at any time without your consent and without notifying you.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates will not be deemed to be outstanding for certain determinations under the Indenture.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal. A default refers to an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both with respect to which, would be, an event of default. We describe what constitutes an event of default in the section below titled “—Default, Remedies and Waiver of Default”.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment.

When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

This Section Is Only a Summary

The Indenture and any associated documents, including your debt security, contain the full legal text of the matters described in this section and the prospectus supplement. A form of the Indenture is filed with the SEC as an exhibit to the registration statement on Form F-3 of which this prospectus forms a part.

This section and the applicable prospectus supplement summarize the material terms of the Indenture and your debt security. They do not, however, describe every aspect of the Indenture and your debt security. The definitions of most of the capitalized terms used in this section are set forth below under “—Certain Definitions.”

Currency of Debt Securities

Amounts that become due and payable on a debt security in cash will be payable in a currency, currencies or currency units specified in the accompanying prospectus supplement. We refer to this currency, currencies or currency units as a “specified currency.” The specified currency for a debt security will be U.S. dollars, unless the prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to us or the underwriters, agents or dealers that we name in the prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on a debt security in the specified currency, except as described below under “—Payment Mechanics for Debt Securities.”

As of the date of this prospectus, a judgment for money in an action based on a security denominated in a foreign currency or currency unit in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

Form of Debt Securities

The form of the debt security will be specified in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which we describe below under “Legal Ownership and Book-Entry Issuance—What is a Global Security?,” which will be the holder of all the debt securities represented by that global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below in the section entitled “Legal Ownership and Book-Entry Issuance.”

In addition, we will issue each debt security in fully registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement.

Information in the Prospectus Supplement

A prospectus supplement will describe the specific terms of a particular series of debt securities, which will include some or all of the following:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities of the same series;

•	the person to whom any interest on any debt security of the series will be payable, if other than the person in whose name the debt security is registered at the close of business on the regular record date;

•	the stated maturity;

•	the specified currency, currencies or currency units for principal and interest, if (i) not U.S. dollars, or (ii) other than that or those in which such debt securities are stated to be payable;

•	the price at which we originally issue the debt securities, expressed as a percentage of the principal amount and the original issue date;

•	whether the debt securities are fixed-rate debt securities, floating-rate debt securities or indexed debt securities;

•	if the debt securities are fixed-rate debt securities, the annual rate at which the debt securities will bear interest, if any, and the interest payment dates;

•	the regular record date for any interest payable on any interest payment date;

•	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable and the manner in which any payment may be made;

•	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

•	if the debt securities are floating-rate debt securities, the interest rate benchmark; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; and the calculation agent;

•	any index, financial or economic measure, or formula used to determine the amount of payments of principal of and any premium and interest on the debt securities;

•	if the debt securities may be exchanged for our common stock or other securities, the terms on which the exchange may occur, including whether exchange is mandatory, at the option of the holder or at our option, the period during which exchange may occur, the initial exchange rate and the circumstances or manner in which the amount of common stock issuable upon exchange may be adjusted or calculated according to the market price of our common stock or such other securities;

•	if the debt securities are also original issue discount securities, the yield to maturity;

•	if other than the entire principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of the maturity of the debt securities;

•	if applicable, the circumstances under which the debt securities may be mandatorily redeemed by us, redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption date, redemption price(s) and redemption period(s);

•	if the principal amount of the debt securities which will be payable at the maturity of the debt securities will not be determinable as of any date before maturity, the amount which will be deemed to be the outstanding principal amount of the debt securities;

•	the applicability of any provisions described below under “—Legal Defeasance and Covenant Defeasance”;

•	if the debt securities will be issued in the form of global securities and the depositary for such global securities;

•	the applicability of any provisions described below under “—Default, Remedies and Waiver of Default”;

•	any covenants applicable to the debt securities;

•	the names and duties of any trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt securities;

•	the material federal income tax considerations applicable to the debt securities; and

•	any other terms of the debt securities, which could be different from those described in this prospectus.

Redemption and Repayment

Unless otherwise indicated in the applicable prospectus supplement, a debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay the debt securities. In addition, we will not be entitled to redeem a debt security before its stated maturity unless the applicable prospectus supplement specifies a redemption commencement date. You will not be entitled under the Indenture to require us to buy a debt security from you before its stated maturity unless the applicable prospectus supplement specifies one or more repayment dates.

If the applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of the debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If we redeem less than all of the debt securities of any series, and the debt securities are global securities, the particular debt securities to be redeemed will be selected by the depositary in accordance with the applicable procedures of the depositary. If the particular debt securities to be redeemed are not global securities, selection of the debt securities to be redeemed will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the debt securities are listed or, if the debt securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate; provided that no debt securities of a principal amount of $1,000 shall be redeemed in part.

If the applicable prospectus supplement specifies a redemption commencement date, the debt security will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem the debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which the debt security is redeemed.

If we exercise an option to redeem any debt security, we will give to the holder written notice of the principal amount of the debt security to be redeemed, except as otherwise described in the applicable prospectus supplement, not less than 30 days nor more than 60 days before the applicable redemption date. If the applicable prospectus supplement specifies a repayment date, the debt security will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

We will generally be permitted to merge or consolidate with another entity. We will also be permitted to convey, transfer or lease all or substantially all of our assets to another entity. With regard to any series of debt securities, however, unless otherwise indicated in the applicable prospectus supplement, the Company shall not take any such actions unless all the following conditions, among other things, are met:

•	if the successor entity in the transaction is not the Company, the successor entity must expressly assume our obligations under the outstanding debt securities of that series and the Indenture with respect to that series;

•	the successor entity must be organized and existing under the laws of a member state of the Organisation for Economic Co-operation and Development, any State of the United States of America or the District of Columbia; and

•	immediately after giving effect to such transaction, no default or event of default under the debt securities of that series has occurred and is continuing.

As will be described in the applicable prospectus supplement, other than certain reorganization transactions, the conveyance, transfer or lease of all or substantially all of the properties or assets of one or more subsidiaries, the capital stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Upon such conveyance, transfer or lease and the assumption of our obligations as described above by our successor, we will be released from our obligations under the debt securities of such series and the Indenture with respect to such series. If the conditions described above are satisfied with respect to the debt securities of such series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to convey, transfer or lease our assets.

Legal Defeasance and Covenant Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under the Indenture with respect to the debt securities of a series. If we deposit with the trustee funds or government securities, or if so provided in the applicable prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of such series, which we refer to as legal defeasance; or

•	we will be discharged from certain covenants we make in the Indenture for the benefit of such series and certain related events of default will no longer apply to us, which we refer to as covenant defeasance.

If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the Indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities, issue temporary securities, maintain paying agencies and hold moneys for payment in trust and certain other provisions. In case of covenant defeasance, our obligation to pay principal, premium and interest on such series of the debt securities will also survive.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize income, gain or loss for United States income tax purposes or to be taxed differently than in the absence of the deposit and related defeasance. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Payments for Consent

With regard to any series of debt securities, unless otherwise indicated in the applicable prospectus supplement, the Company will not, and will not cause or permit any subsidiary to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of debt securities of such series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture applicable to debt securities of such series unless such consideration is offered to be paid to all holders of debt securities of such series who so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

Reports to Holders

Unless otherwise provided in the applicable prospectus supplement, we will file with the trustee and the SEC, and transmit to holders, only such information, documents, and other reports, including financial information and statements and such summaries thereof, as may be required pursuant to the Indenture and the TIA at the times and in the manner provided pursuant to such.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.

Unless the applicable prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

(1)	we do not pay interest on debt securities of that series within 30 days of the due date;

(2)	we fail to pay the principal of any debt securities of that series when due at maturity, upon redemption or otherwise, and such default continues for a period of 14 days;

(3)	we fail to comply with any covenants contained in the Indenture for a period of 60 days after receiving notice, which notice must be sent by the trustee or the holders of at least 25% of the outstanding principal amount of the debt securities of that series (except in the case of a default with respect to the covenants on mergers and similar transactions described above under “—Mergers and Similar Transactions,” which will constitute an event of default in respect of the debt securities of that series with such notice requirement but without such passage of time requirement);

(4)	we experience certain specified bankruptcy, insolvency or similar events; and

(5)	the occurrence of any other event of default described in the applicable prospectus supplement.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

Certain Remedies If an Event of Default Occurs. Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. This is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs due to certain specified bankruptcy, insolvency or similar events relating to the Company and is continuing with respect to the debt securities of that series, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may, subject to certain conditions, cancel the acceleration for the entire series. No such rescission shall affect any subsequent default or event of default or impair any right consequent thereto.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the Indenture, and to use the same degree of care and skill in doing so that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the Indenture at the request of any holders unless the holders offer the trustee protection satisfactory to it from loss, liability or expense. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all outstanding debt securities of the relevant series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any right, trust or power conferred on the trustee with respect to that series.

Before a holder may take steps to enforce its rights or protect its interests relating to any debt security, all of the following must occur:

•	the holder must give the trustee written notice that an event of default has occurred with respect to the debt securities of the series, and the event of default must not have been cured or waived;

•	the holders of at least 25% in principal amount of all debt securities of the series must request in writing that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•	during those 60 days, the holders of a majority in principal amount of the debt securities of the series must not have given the trustee directions that are inconsistent with such request.

You will be entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Waiver of Default. The holders of a majority in principal amount of the outstanding debt securities of a series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on a debt security or a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series, however, without the approval of the particular holder of that debt security.

Annual Information about Defaults to the Trustee. Every year we will furnish the trustee with a certificate indicating whether the signers thereof know of any default that occurred in the previous year.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity. Book-entry and other indirect owners are described below in the section entitled “Legal Ownership and Book-Entry Issuance.”

Changes of the Indenture Requiring Each Holder’s Approval

We, along with the trustee, may amend the Indenture or the debt securities with the written consent of the holders of at least a majority in principal amount of the debt securities then outstanding of each series affected by such amendment. However, without the consent of each holder affected thereby, an amendment or waiver may not:

•	reduce the percentage in principal amount of outstanding debt securities of a series whose holders must consent to an amendment or waiver, or consent to take any action under the Indenture or the debt securities of that series;

•	reduce the rate of, or extend the time for payment of, interest, on any debt security;

•	reduce the principal of, or change the maturity of, any debt security;

•	change the currency of any payment on a debt security;

•	impair the right of any holder of a debt security to receive payment of principal of and interest on such holder’s debt security on or after the due dates thereof or to institute suit for the enforcement of any payment on or with respect to such holder’s debt security; or

•	change the ranking or priority of any debt security that would adversely affect the holders.

Changes of the Indenture Not Requiring Approval by Holders

Other types of changes will not require any approval by holders of the debt securities of an affected series. These changes include modifications or amendments for the following purposes:

•	to cure any ambiguity, defect or inconsistency; provided that such modification or amendment does not, in the opinion of the Company, adversely affect the rights of any holder of the debt securities of such series in any material respect;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to provide for the assumption by a successor entity of the obligations of the Company under the Indenture;

•	to comply with any requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

•	to make any change that would provide any additional benefit or rights to the holders;

•	to add to the covenants of the Company for the benefit of the holders of such series of debt securities, or to surrender any right or power herein conferred upon the Company for such series;

•	to make any other change that in the opinion of the Company does not materially and adversely affect the rights of any holder under the Indenture in respect of debt securities of such series;

•	to add to, change or eliminate any of the provisions of the Indenture in respect of such series of the debt securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such prior debt security with respect to such provision or (B) shall become effective only when there is no such prior debt security outstanding;

•	to evidence and provide for the acceptance of appointment under the Indenture by a successor trustee with respect to the debt securities of such series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of the Indenture; or

•	to establish the form or terms of debt securities of such series as permitted by the Indenture.

Changes of the Indenture Requiring Majority Approval

Any other change to the Indenture and the debt securities issued under the Indenture will require the following approval:

•	If the change affects only the debt securities of a particular series, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of that series.

•	If the change affects the debt securities of more than one series of debt securities issued under the Indenture, it must be approved by the holders of a majority in principal amount of each series of outstanding debt securities affected by the change.

The same majority approval of the holders of a series of debt securities would be required for us to obtain a waiver of any of our covenants in the Indenture with respect to such series. Our covenants include the promises we make about mergers and similar transactions, which we describe above under “—Mergers and Similar Transactions.” If the requisite holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, will not be permitted to approve a waiver of any provision in a particular debt security, or in the Indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above under “—Changes of the Indenture Requiring Each Holder’s Approval.”

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Indenture or any debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under the Indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities Are Eligible. Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding”:

•	if it has been surrendered for cancellation or cancelled;

•	if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	if we have fully defeased it as described above under “—Legal Defeasance and Covenant Defeasance”;

•	if it has been exchanged for other debt securities of the same series due to mutilation, destruction, loss or theft; or

•	if we or one of our affiliates is the owner, unless the debt security is pledged under certain circumstances described in the Indenture.

Eligible Principal Amount of Some Debt Securities. In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

•	For an original issue discount security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;

•	For a debt security whose principal amount is not determinable, we will use any amount that we indicate in the applicable prospectus supplement for that debt security. The principal amount of a debt security may not be determinable, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

•	For debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

Determining Record Dates for Action by Holders. We will generally be entitled, in the circumstances permitted by the TIA, to set any day as a record date for the purpose of determining the holders that are entitled to take action under the Indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer of Debt Securities. Unless we indicate otherwise in the applicable prospectus supplement, the debt securities will be issued:

•	only in fully registered form; and

•	in denominations of $1,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of the same series in any authorized denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their debt securities at the office of the trustee. They will also be permitted to replace lost, stolen, destroyed or mutilated debt securities at that office. We anticipate appointing the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If a debt security is issued as a global debt security, only the depositary—e.g., The Depository Trust Company, or DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear system, or Euroclear, or Clearstream Banking, société anonyme, Luxembourg, or Clearstream—will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible into or exchangeable for our common stock or other securities, the rules governing that type of exchange will be described in the applicable prospectus supplement.

Payment Mechanics for Debt Securities

Who Receives Payment?

If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described below under “—Payment and Record Dates for Interest.” If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment or, in the case of a global debt security, in accordance with the applicable policies of the depositary, DTC, Euroclear or Clearstream, as applicable.

Payment and Record Dates for Interest.

The dates on which interest will be payable will be specified in the applicable prospectus supplement. The regular record date relating to an interest payment date for any fixed-rate debt security or floating-rate debt security will be on or about the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a business day, which means a day other than a Saturday, Sunday or other day on which the trustee or commercial banking institutions in New York City are authorized or required by law to close. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day. Except as otherwise provided, the person to whom interest shall be payable on any debt security that first becomes payable on a day that is not an interest payment date shall be the holder of such security on the day such interest is paid.

Payment When Offices Are Closed.

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or the Indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

Paying Agent.

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for the debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Unclaimed Payments.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two (2) years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices.

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Satisfaction and Discharge

We may satisfy and discharge all our obligations under the Indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we, among other things, either:

•	deliver all outstanding debt securities of that series to the trustee for cancellation; or

•	all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or applicable redemption date.

Governing Law; Waiver of Trial by Jury

The Indenture provides that it as well as the debt securities will be governed by, and construed in accordance with, the laws of the State of New York as applied to contracts made and performed within the State of New York (including, without limitation, Section 5-1401 of the New York General Obligations Law or any

successor statute). The Indenture provides that we and the trustee, and each holder of a debt security by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of, relating to, or based on the Indenture, the debt securities or any transaction contemplated thereby.

The Trustee

The Indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an event of default that has not been cured or waived, the trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of the trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the trustee will be permitted to engage in other transactions; provided that if the trustee acquires any conflicting interest as described in the TIA it must eliminate such conflict or resign to the extent and in the manner provided by, and subject to the provisions of, the TIA.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global — i.e., book-entry — form. First, we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities. When we use the term “securities” in this section, we mean the debt securities we may offer with this prospectus.

Who is the Legal Owner of a Registered Security?

Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing such securities. We refer to those who have securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

The form of the debt security will be specified in the applicable prospectus supplement. A security issued in book-entry form will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under the debt indenture, only the person in whose name a security is registered on the records of the registrar is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary described below under “—What is a Global Security?” as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to that depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

We may terminate an existing global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the trustee under the debt indenture and the obligations, if any, of any third parties employed by us or the trustee, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — for example, to amend the debt indenture for a series of securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture — we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?

The form of the debt security will be specified in the applicable prospectus supplement. A security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more. Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	Euroclear System, which is known as “Euroclear”;

•	Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “—Who is the Legal Owner of a Registered Security?”;

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. Neither we nor the trustee supervise the depositary in any way;

•	The depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your bank, broker or other financial institution may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, may require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Who is the Legal Owner of a Registered Security?”

Unless otherwise set forth in the applicable prospectus supplement or pricing supplement, the special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security;

•	if we determine and notify the trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to these securities and has not been cured or waived.

If a global security is terminated, only the depositary, and not we or the trustee for any securities, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to DTC

DTC has informed us as follows:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC’s participants (“direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security is in turn to be recorded on the direct and indirect participants’ records, including Euroclear and Clearstream. Beneficial owners will not receive written confirmation from DTC of their purchases. Beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct or indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except in the limited circumstances described above under “—Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated.”

To facilitate subsequent transfers, all securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not effect any change in beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to its direct participants, by its direct participants to indirect participants, and by its direct and indirect participants to beneficial owners of the securities will be governed by arrangements among them respectively, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC will determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will itself consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s MMI procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds and distribution payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants and not of DTC, the relevant agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent, disbursements of such payments to direct participants are the responsibility of DTC, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

DTC may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depository is not obtained, security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations Relating to Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other financial institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

CERTAIN UNITED KINGDOM AND U.S. FEDERAL INCOME TAX CONSEQUENCES

The material United Kingdom and U.S. federal income tax consequences relating to the purchase and ownership of any series of debt securities offered by this prospectus will be set forth in the applicable prospectus supplement.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities offered hereunder. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code, as amended (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans that are subject to Title I of ERISA and plans described in Section 4975(e)(1) of the Code (including, without limitation, individual retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Code (also “Plans”)), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition of the securities that we may offer by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless those securities are acquired pursuant to an applicable exemption. CNH Industrial, directly or through its affiliates, may be considered a “party in interest” or a “disqualified person” to a large number of Plans. A purchase of offered securities by any such Plan may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the offered securities are acquired pursuant to and in accordance with an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of a security offered hereunder. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of the securities offered hereby, provided that neither CNH Industrial nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied. The assets of a Plan may include the assets held in the general account of an insurance company that are deemed to be “plan assets” under ERISA.

Any purchaser or holder of any security offered hereunder or any interest therein will be deemed to have represented by its purchase and holding of the security that either (1) it is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the security on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of the security will not constitute or result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities offered hereunder on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the securities offered hereunder have exclusive responsibility for ensuring that their purchase and holding of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any security offered hereunder to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

PLAN OF DISTRIBUTION

We may offer and sell these securities directly or through one or more underwriters, dealers and agents, directly to purchasers, in competitively bid transactions or through a combination of any of these methods of sale, on an immediate, continuous or delayed basis.

We will identify any underwriters, dealers or agents and describe their compensation in connection with the sale of offered securities in the applicable prospectus supplement, pricing supplement or term sheet.

We, directly or through agents, may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from the underwriters or purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be deemed to be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.

The expenses of any offering of debt securities will be described in the relevant prospectus supplement.

We may indemnify the underwriters and agents against, and may contribute toward, certain liabilities, including liabilities under the Securities Act.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

ENFORCEMENT OF CIVIL LIABILITY JUDGMENTS

CNH Industrial is a naamloze vennootschap incorporated in and under the laws of the Netherlands with its corporate seat in the Netherlands and with its principal office at 25 St. James’s Street, London, SW1A 1HA, United Kingdom. A majority of its directors and senior management currently reside outside the United States. All or a substantial portion of our assets and the assets of these individuals are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon non-U.S. resident directors or officers or upon CNH Industrial.

The Netherlands

Judgments of U.S. courts are not enforceable in the Netherlands. Under current practice, however, a Dutch court will generally uphold and consider as conclusive evidence a final and conclusive judgment for the payment of money rendered by a U.S. court and not rendered by default, provided that the Dutch court finds that:

•	the jurisdiction of the U.S. court has been based on grounds that are internationally acceptable;

•	the final judgment results from proceedings compatible with Dutch concepts of due process;

•	the final judgment does not contravene public policy of the Netherlands; and

•	the final judgment has not been rendered in proceedings of a penal, revenue or other public law nature.

If a Dutch court upholds and regards as conclusive evidence the final judgment, that court generally will grant the same judgment without litigating again on the merits.

Shareholders may originate actions in the Netherlands based upon applicable Dutch laws.

In the event that a third party is liable to a Dutch company, only CNH Industrial itself can bring civil action against that party. The individual shareholders do not have the right to bring an action on behalf of CNH Industrial. Only in the event that the cause for the liability of a third party to CNH Industrial also constitutes a tortious act directly against a shareholder does that shareholder have an individual right of action against such third party in its own name. The Dutch Civil Code does provide for the possibility to initiate such actions collectively. A foundation or an association whose objective is to protect the rights of a group of persons having similar interests can institute a collective action. The collective action itself cannot result in an order for payment of monetary damages but may only result in a declaratory judgment (verklaring voor recht). In order to obtain compensation for damages, the foundation or association and the defendant may reach – often on the basis of such declaratory judgment – a settlement. A Dutch court may declare the settlement agreement binding upon all the injured parties with an opt-out choice for an individual injured party. An individual injured party may also itself institute a civil claim for damages.

England

The United States and England currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Consequently, a final judgment for payment rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon U.S. federal securities laws, would not automatically be enforceable in England. In order to enforce any U.S. judgment in England, proceedings must be initiated by way of common law action before a court of competent jurisdiction in England. In a common law action, an English court generally will not reinvestigate the merits of the original matter decided by a U.S. court and may order summary judgment on the basis that there is no arguable defense to the claim for payment. The entry of an enforcement order by an English court is conditional, among other things, upon the following:

•	the U.S. court having had jurisdiction over the original proceeding according to English conflict of laws principals;

•	the judgment being final and conclusive on the merits and being for a debt or a definite sum of money;

•	the judgment not contravening English public policy;

•	the judgment being not for a sum payable in respect of taxes or other charges of a like nature, or in respect of a fine or penalty;

•	the judgment is not arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained; and

•	the judgment having not been obtained by fraud or in breach of the principles of natural justice.

Enforcement proceedings would normally have to be required to be commenced within six (6) years of the date of the judgment. In addition, it is questionable whether an English court would accept jurisdiction and impose civil liability if proceedings were commenced in England predicated solely upon U.S. federal securities law.

CNH Industrial may comply with a U.S. judgment voluntarily, but, if it were not to do so, you would have to apply to a Dutch or English court for an original judgment. Consequently, it could prove difficult to enforce civil liabilities solely based on U.S. securities law in the Netherlands or England. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in the Netherlands or England.

VALIDITY OF THE DEBT SECURITIES

Unless otherwise specified in any prospectus supplement, the validity of the debt securities offered by this prospectus and the accompanying prospectus supplement will be passed upon for us by Sullivan & Cromwell LLP, Palo Alto, California (with respect to New York and United States federal law) and Freshfields Bruckhaus Deringer LLP, Amsterdam, the Kingdom of the Netherlands (with respect to Dutch law).

EXPERTS

The consolidated financial statements of CNH Industrial N.V. and subsidiaries appearing in CNH Industrial N.V.’s Annual Report on Form 20-F for the year ended December 31, 2014, and the effectiveness of CNH Industrial N.V.’s internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$500,000,000

CNH Industrial N.V.

3.850% Notes due 2027

PROSPECTUS

November 9, 2017

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J.P. Morgan

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Natixis